UNITED STATES
SECURITIES AND EXCHANGE COMMISSSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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WATERSTONE FINANCIAL, INC.
______________________________________
(Name of Registrant as Specified In Its Charter)
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TABLE OF CONTENTS

WATERSTONE FINANCIAL, INC.
PROXY STATEMENT
APPENDIX A

April 9, 2020

Dear Fellow Shareholder,

We invite you to attend the Waterstone Financial, Inc. Annual Meeting of Shareholders, which will be held at WaterStone Bank SSB, 11200 W. Plank Ct., Wauwatosa, Wisconsin at 9:00 a.m., Central Time, on Tuesday, May 19, 2020.

We are furnishing proxy materials to our shareholders over the internet, as permitted by rules adopted by the Securities and Exchange Commission.  You may read, print and download our 2019 Annual Report to Shareholders on Form 10-K and our Proxy Statement at www.cstproxy.com/wsbonline/2020.  On April 9, 2020, we mailed our shareholders a notice containing instructions on how to access these materials and how to vote their shares online.  The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by e-mail.  If you requested your materials via e-mail, the e-mail contains voting instructions and links to the materials on the internet.

You may vote your shares by internet, by telephone, by regular mail or in person at the Annual Meeting.  Instructions regarding the various methods of voting are contained on the notice and on the Proxy Card.

The proxy materials describe the formal business to be transacted at the Annual Meeting.  Included in the materials is our Annual Report on Form 10-K, which contains detailed information concerning our activities and operating performance.

On behalf of the board, we request that you vote your shares now, even if you currently plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will assure that your vote is counted.

Sincerely,
DOUGLAS S. GORDON
Chief Executive Officer

WATERSTONE FINANCIAL, INC.

11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
(414) 761-1000
______________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 19, 2020
_____________________________

To the Shareholders of Waterstone Financial, Inc.:

The 2020 annual meeting of shareholders of Waterstone Financial, Inc. will be held on Tuesday, May 19, 2020, at 9:00 a.m., Central Time, at WaterStone Bank SSB, 11200 W. Plank Ct., Wauwatosa, Wisconsin for the following purposes:
(1)	Electing two directors to serve for a term expiring in 2023;
(2)	Approving the Waterstone Financial, Inc. 2020 Omnibus Incentive Plan;
(3)	Ratifying the selection of RSM US LLP as Waterstone Financial, Inc.’s independent registered public accounting firm;
(4)	Approving an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement;
(5)	Considering an advisory, non-binding proposal as to the frequency that shareholders will vote on our executive compensation; and
(6)	Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The board of directors has fixed March 25, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof.  Only shareholders of record at the close of business on that date will be entitled to vote at the annual meeting and any adjournments thereof.
We call your attention to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting.  Please read it carefully.
We are monitoring the emerging public health impact of the coronavirus (COVID-19). The health and well-being of our employees, shareholders, directors, officers and other stakeholders are paramount. If public health developments warrant, we may change the date or location of the annual meeting, including the possibility that we may hold the annual meeting through a “virtual” or online method.  Any such change will be announced as promptly as practicable, through a press release and a filing with the Securities and Exchange Commission, as well as any other notification required by state law.

By Order of the Board of Directors

William F. Bruss
Executive Vice President and Secretary
Wauwatosa, Wisconsin
April 9, 2020

This Proxy Statement and accompanying Proxy Card are furnished to the shareholders of Waterstone Financial, Inc. (“Waterstone Financial” or the “Company”) in connection with the solicitation of proxies by the Waterstone Financial board of directors for use at the annual meeting of shareholders on Tuesday, May 19, 2020, and at any adjournment of the meeting.  The 2019 Annual Report on Form 10‑K is enclosed with the Proxy Statement and contains business and financial information concerning us.  Our proxy materials are being made available to shareholders on or about April 9, 2020.
Record Date and Meeting Information.  The board of directors has fixed March 25, 2020 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof.  Only holders of record of our common stock, the only class stock outstanding of Waterstone Financial outstanding, as of the close of business on the record date are entitled to notice of and to vote at the annual meeting.  Each share of common stock is entitled to one vote.  As of the record date, there were 26,438,256 shares of common stock issued and outstanding.
The board of directors of Waterstone Financial knows of no matters to be acted upon at the annual meeting other than as set forth in the notice attached to this Proxy Statement.  If any other matters properly come before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their best judgment on such matters.
Voting Your Shares.  Any shareholder entitled to vote at the annual meeting may vote either in person, by a properly executed proxy or online as described in the notice to shareholders and the proxy card.  Shares represented by properly executed proxies received by Waterstone Financial will be voted at the annual meeting, or any adjournment thereof, in accordance with the terms of such proxies, unless revoked.  Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the Annual Meeting.
A shareholder may revoke a proxy at any time prior to the time when it is voted by filing a written notice of revocation with our corporate secretary at the address set forth above, by delivering a properly executed proxy bearing a later date, using the internet or telephone voting options explained on the Proxy Card, or by voting in person at the annual meeting.  Attendance at the annual meeting will not in itself constitute revocation of a proxy.  If you are a shareholder whose shares are not registered in your name, you will need appropriate documentation from your record holder in order to vote in person at the annual meeting.

Shares in Employee Plans.  Any person who owns shares through an allocation to that person’s account under the WaterStone Bank SSB 2015 Amended and Restated Employee Stock Ownership Plan (the “ESOP”) or who has purchased shares in the Employer Stock Fund in the Waterstone Bank SSB 401(k) Plan (the “401(k) Plan”) will receive separate Vote Authorization Forms to instruct the ESOP Trustee and 401(k) Plan Trustee how to vote those shares.  The deadline for returning instructions is May 12, 2020.  The Trustee of both the ESOP and 401(k) Plan, Principal Trust Company, will vote shares allocated to a plan participant’s account in accordance with the participant’s instructions.  Upon the direction of the plan administrator, the Trustee will vote the unallocated ESOP shares and any allocated ESOP shares for which no voting instructions are received in the same proportion as allocated shares for which it has received voting instructions.  In addition, the Trustee will vote unvoted shares allocated to participants’ accounts in the 401(k) Plan in accordance with directions received from the plan administrator.

Quorum and Required Vote.  A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum of shareholders at the annual meeting.  Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum.  The inspector of election appointed by the board of directors will count the votes and ballots at the annual meeting.
As to Proposal 1, the election of directors, shareholders may vote “FOR” or “WITHHELD” as to each or all of the nominees.  A plurality of the votes cast at the annual meeting by the holders of shares of common stock entitled to vote is required for the election of directors.  In other words, the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors in a class to be chosen at the annual meeting.  With respect to the election of directors, any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a comparatively larger number of votes.
As to Proposal 2, the approval of the Waterstone Financial, Inc. 2020 Omnibus Incentive Plan, by checking the appropriate box, a shareholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such matter.  The affirmative vote of a majority of the votes cast at the special meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this matter.
As to Proposal 3, the ratification of the independent registered public accounting firm, shareholders may vote “FOR” or “AGAINST,” or may “ABSTAIN” from voting on the matter.  The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required to ratify RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2020.
As to Proposal 4, the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a shareholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution.  The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution.  While this vote is required by law, it will neither be binding on Waterstone Financial, Inc. or the board of directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on the members of the board of directors.
As to Proposal 5, the advisory, non-binding proposal with respect to the frequency that shareholders will vote on our executive compensation, a shareholder may select that shareholders: (i) consider the proposal every “ONE YEAR”; (ii) consider the proposal every “TWO YEARS”; (iii) consider the proposal every “THREE YEARS”; or (iv) “ABSTAIN” from voting on the proposal. Generally, approval of any matter presented to shareholders requires the affirmative vote of a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by Waterstone Financial’s shareholders.  This vote will neither be binding on Waterstone Financial, Inc. or the board of directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Waterstone Financial, Inc. or the board of directors.
Expenses and Solicitation.  We will pay all expenses incurred in connection with the solicitation of proxies.  Proxies will be solicited principally by mail, but may also be solicited by our directors, officers and other employees in person or by telephone, facsimile or other means of communication.  Those directors, officers and employees will receive no compensation therefor in addition to their regular compensation, but may be reimbursed for their related out-of-pocket expenses.  Brokers, dealers, banks, or their nominees, who hold common stock on behalf of another will be asked to send proxy materials and related documents to the beneficial owners of such stock, and we will reimburse those persons for their reasonable expenses.  In addition, we have entered into an agreement with Laurel Hill Advisory Group, LLC to assist in soliciting proxies for the annual meeting and we have agreed to pay them $5,000, plus out-of-pocket expenses, for these services.

Householding.  Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy materials. This means that only one copy of the notice of meeting and instructions on how to access the proxy materials and the 2019 Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of these materials for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.
Upon written notice to Mark R. Gerke, Chief Financial Officer, Waterstone Financial, Inc., 11200 W. Plank Ct., Wauwatosa, Wisconsin  53226, or via telephone at (414) 761-1000, we will promptly provide separate copies of the 2019 Annual Report and/or this Proxy Statement. Stockholders sharing an address who are receiving multiple copies of this Proxy Statement and/or the 2019 Annual Report and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.
Limitations on Voting.  The Company’s Articles of Incorporation provide that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares are not entitled to any vote any of the shares held in excess of the 10% limit.

BENEFICIAL OWNERSHIP OF COMMON STOCK
Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934.  The following table sets forth, as of March 25, 2020, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock, as well as by our directors, executive officers and directors and executive officers as a group.

Name of Beneficial Owner	Total Shares Beneficially Owned (1)		Percent of All Common Stock Outstanding

5% or Greater Shareholders
Renaissance Technologies LLC Renaissance Technologies Holdings Corporation 800 Third Avenue New York, New York 10022	2,138,800	(2)	7.9%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, Texas 78746	2,053,631	(3)	7.6%

BlackRock, Inc. 55 East 52nd Street New York, New York 10055	1,911,109	(4)	7.0%

Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Trustee for the 2010 Amended and Restated Waterstone Bank SSB Employee Stock Ownership Plan and the Waterstone Bank 401(K) Plan 1013 Centre Road Suite 300 Wilmington, Delaware 19805-1265	2,456,211	(5)	9.0%

Directors and Executive Officers
Ellen S. Bartel	79,715		*
William F. Bruss	114,847		*
Thomas E. Dalum	187,627		*
Mark R. Gerke	72,224		*
Julie A. Glynn	9,069		*
Douglas S. Gordon	597,564		2.3%
Michael L. Hansen	328,913		1.2%
Patrick S. Lawton	261,062		*
Andy Peach	-		*
Kristine A. Rappé	103,818		*
Stephen J. Schmidt	132,578		*

All directors and executive officers as a group (11 persons) (6)	3,362,710		12.7%

*	Less than 1%
(1)
Unless otherwise noted, the specified persons have sole voting and dispositive power as to the shares.  Number of shares identifiedas indirect beneficial ownership with shared voting and dispositive power.  Mr. Bruss - 58,721; Mr. Dalum - 61,596; Mr. Gerke - 24,483; Mr. Gordon - 62,403; Mr. Hansen - 186,541; Mr. Lawton - 10,000; group - 1,887,417.  Includes the following shares underlying options which are exercisable within 60 days of March, 25, 2020:  Bartel, Dalum, Hansen, Lawton, Rappé and Schmidt – 62,500 shares each; Mr. Bruss – 30,000; Mr. Gerke – 16,000; Ms. Glynn – 8,000; Mr. Gordon – 110,784; all directors and executive officers as a group – 539,499.

(2)	Based on a Schedule 13 G/A filed by Renaissance Technologies LLC and Renaissance Technologies Holding Corporation with the Securities and Exchange Commission on February 13, 2020.
(3)	Based on a Schedule 13 G/A filed by Dimensional Fund Advisors LP with the Securities and Exchange Commission on February 12, 2020.
(4)	Based on a Schedule 13 G/A filed by BlackRock, Inc. with the Securities and Exchange Commission on February 6, 2020.
(5)	Based on a Schedule 13 G/A filed by the Delaware Charter Guarantee & Trust Company dba Principal Trust Company as Trustee for the 2010 Amended and Restated WaterStone Bank SSB Employee Stock Ownership Plan and the WaterStone Bank SSB 401(k) Plan with the Securities and Exchange Commission on February 11, 2020. Such total includes shares purchased by plan participants in the Employer Stock Fund within the WaterStone Bank SSB 401(k) Plan, as well as allocated and unallocated shares held in trust within the WaterStone Bank SSB Employee Stock Ownership Plan.

(6)
The total for the group (but not any individual) includes 1,475,293 unallocated shares held in the Employee Stock Ownership Plan, as to which voting and dispositive power is shared.  As administrator, WaterStone Bank SSB ("WaterStone Bank" or the "Bank") (through its ESOP Committee) may direct the ESOP Trustee to vote shares which have not yet been allocated to participants, provided that such vote is required to be made in the same proportion is allocated voted shares unless it is determined that to do so would not be in the best interest of participants and beneficiaries of the ESOP.  Employees may vote the shares allocated to their accounts; the administrator will vote unvoted shares in its discretion.  Allocated shares are included only if allocated to listed exective officers, in which case they are included in those individuals' (and the group's) beneficial ownership.

PROPOSAL 1  – THE ELECTION OF DIRECTORS
Waterstone Financial’s Board of Directors consists of seven members.  Our bylaws provide that approximately one-third of the directors are to be elected annually. Directors of Waterstone Financial are generally elected to serve for a three-year period and until their respective successors have been duly elected and qualified. Directors Michael L. Hansen and Stephen J. Schmidt, whose terms expire at the annual meeting, are being nominated for re-election as directors, each for a term expiring at the 2023 annual meeting of shareholders.  Shares represented by proxies will be voted FOR the election of the nominees unless otherwise specified by the executing shareholder.  If a nominee declines or is unable to act as a director, proxies may be voted with discretionary authority for a substitute nominee designated by the board.  Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.
The following details include for each of our nominees and directors: their age as of December 31, 2019; the year in which they first became a director of WaterStone Bank, the operating subsidiary of the Company; the year that their term expires; and their business experience for at least the past five years.  The members of the Company’s Board of Directors are the same as the members of the Board of Directors of WaterStone Bank.  None of the directors listed below currently serves as a director, or served as a director during the past five years, of a publicly-held entity (other than Waterstone Financial).  The following also includes the particular experience, qualifications, attributes, or skills considered by the Nominating and Corporate Governance Committee that led the board of directors to conclude that such person should serve as a director of Waterstone Financial.  The mailing address for each person listed is 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226. The board of directors unanimously recommends that shareholders vote FOR the election of the director nominees listed below.
Name and Age	Principal Occupation and Business Experience	Director Since (1)

	Nominees for terms expiring in 2023

Michael L. Hansen, 68	Mr. Hansen is a business investor who currently holds significant ownership interests in Jacsten Holdings LLC and Mid-States Contracting, Inc. In addition to holding extensive entrepreneurial experience, Mr. Hansen is a C.P.A. with 13 years of audit and tax experience at an international public accounting firm. Mr. Hansen brings this experience to the board of directors and to the Audit Committee in particular. Mr. Hansen has a B.B.A. from the University of Notre Dame.	2003
Stephen J. Schmidt, 58	Mr. Schmidt is the President of Schmidt and Bartelt Funeral and Cremation Services. Mr. Schmidt has entrepreneurial experience and extensive community relationships throughout the communities served by WaterStone Bank. Mr. Schmidt has an Associate’s Degree from the New England Institute and a B.A. from the University of Wisconsin – Stevens Point.	2002

	Continuing Directors - Terms expiring in 2021

Douglas S. Gordon, 62	Mr. Gordon is the Chief Executive Officer and President of Waterstone Financial and WaterStone Bank since January 2007; President and Chief Operating Officer of WaterStone Bank from 2005 to 2007; real estate investor. Mr. Gordon brings extensive prior banking experience as an executive officer at M&I Bank and at Security Savings Bank. He has extensive firsthand knowledge and experience with our lending markets and our customers. Mr. Gordon has a B.A. from the University of Wisconsin – Parkside and an M.B.A. from Marquette University.	2005

Patrick S. Lawton, 63	Mr. Lawton is the Managing Director of Fixed Income Capital Markets for Baird. Mr. Lawton is also a member of Baird’s board of directors. As a Baird Managing Director, Mr. Lawton brings his investment portfolio expertise to the board of directors. Mr. Lawton has a B.S.B.A. and an M.B.A. from Marquette University.	2000
	Continuing Directors - Terms expiring in 2022

Ellen S. Bartel, 65
Ms. Bartel is the former President of Divine Savior Holy Angels (DSHA) High School (Milwaukee, Wisconsin) since 1998 where she achieved significant improvements in DSHA’s curriculum, facilities, financial infrastructure, image, and reputation. Ms. Bartel balanced DSHA’s budget for 18 consecutive years, oversaw endowment growth from under $1 million to over $14 million, and developed recruitment strategies resulting in an incoming class wait list for 19 consecutive years. Prior to her employment at DSHA, Ms. Bartel held several positions at Alverno College (Milwaukee, Wisconsin) (1986 to 1997), with the most recent being Vice President of Institutional Advancement from 1994 to 1997.  Ms. Bartel’s experience overseeing a large educational institution provides the board of directors with significant perspective on financial management and human resources matters.  Ms. Bartel has a B.A. and an M.S.A. from the University of Notre Dame.
		2013

Thomas E. Dalum, 79 Kristine A. Rappé, 63
Mr. Dalum is the former Chairman and Chief Executive Officer of UELC, an equipment leasing company and of DUECO, an equipment manufacturer and distributor.  Mr. Dalum brings an entrepreneurial background, a long-standing record of community involvement and public service plus more than 30 years of experience as a member of the WaterStone Bank board of directors.  Mr. Dalum has a B.A. from the University of Notre Dame and an M.B.A. from Northwestern
University.

Ms. Rappé is the former Senior Vice President and Chief Administrative Officer of WEC Energy Group (2004 to 2012).  Her roles at WEC Energy Group also included  Vice President and Corporate Secretary (2001 to 2004) and Vice President of Customer Services (1994 to 2001).  In these roles, Ms. Rappé had responsibility for shared services including information technology, human resources, supply chain management, business continuity/corporate security, and the WEC Foundation. Ms. Rappé’s experience overseeing a large corporate entity provides the board of directors with significant perspective on financial management and human resources matters, and she has a long-standing history of community involvement and public service.  Ms. Rappé has a an M.S. from Northeastern University and a B.A. from the University of Wisconsin – Oshkosh.
		1979 2013
_______
(1)
Indicates the date when director was first elected to the board of WaterStone Bank.  Messrs. Lawton, Hansen, Dalum, Schmidt and Gordon became directors of Waterstone Financial’s predecessor federal corporation in 2005.  Ms. Bartel and Ms. Rappé became directors of Waterstone Financial in 2014.

The following table details the composition of our board committees, each of which is composed entirely of independent directors.

Director	Audit Committee	Compensation Committee	Executive Committee	Nominating and Governance Committee
Ellen S. Bartel	X	X		Chair
Thomas E Dalum	X	Chair
Michael L. Hansen	Chair		X	X
Patrick S. Lawton (Chair)		X	X
Kristine A. Rappé,	X		Chair
Stephen J. Schmidt		X	X	Chair

Information regarding our named executive officers (“Named Executive Officers” or “NEOs”) who are not directors of Waterstone Financial is set forth in the following table.  Except as noted below, each of these individuals has held that position for at least the past five years.
Name and Age	Offices and Positions with Waterstone Financial and WaterStone Bank	Executive Officer Since
William F. Bruss, 49	Executive Vice President since 2015, Chief Operating Officer (appointed 2013), General Counsel and Secretary, Waterstone Financial and WaterStone Bank	2005
Mark R. Gerke, 44	Executive Vice President since January 2020, Chief Financial Officer since February 2016, Chief Accounting Officer (appointed 2014), Senior Vice President, Waterstone Financial and WaterStone Bank since 2014, Controller 2005 to February 2016	2016
Julie A. Glynn, 54	Senior Vice President and Director of Retail Banking of WaterStone Bank since March 2018, Senior Vice President - District Manager of Associated Bank since 2013	2018
Andy Peach, 54	President and Chief Executive Officer of Waterstone Mortgage Corporation since September 2019. Prior to his role with Waterstone Mortgage Corporation, Mr. Peach served in the following roles with Pacific Union Financial, LLP, Managing Director, Chief Production Officer - July 2017 through June 2018, Senior Executive Vice President, Institution Lending Group – February 2016 through June 2017, Executive Vice President Correspondent Lending – January 2014 through January 2016.	2019
Board Meetings and Committees
The board of directors of Waterstone Financial met 12 times during the year ended December 31, 2019 on behalf of Waterstone Financial and an additional 13 times in their capacity as directors of WaterStone Bank. The board of directors consists of a majority of “independent directors” within the meaning of the NASDAQ corporate governance listing standards.  The board of directors determines the independence of each director in accordance with NASDAQ Stock Market rules, which include all elements of independence as set forth in the listing requirements for NASDAQ securities. The board of directors has determined that Directors Bartel, Dalum, Hansen, Lawton, Rappé and Schmidt are “independent” directors within the meaning of such standards. In evaluating the independence of our independent directors, we found no transactions between us and our independent directors that are not required to be reported in this Proxy Statement and that had an impact on our determination as to the independence of our directors.  Therefore, all members of the Audit, Compensation and Nominating Committees are “independent.”  Additionally, the independent directors regularly meet without management or non-independent directors present.  No member of the board of directors or any committee thereof attended fewer than 75% of the aggregate of:  (i) the total number of meetings of the Board of Directors (held during the period for which each director has been a director); and (ii) the total number of meetings held by all committees of the board of directors on which he or she served (during the periods that he or she served).

Audit Committee. The audit committee of Waterstone Financial (the “Audit Committee”) met nine times during the year ended December 31, 2019.  The board of directors has determined that each member of the Audit Committee meets not only the independence requirements applicable to the committee as prescribed by the NASDAQ corporate governance listing standards, but also by the Securities and Exchange Commission.  On behalf of the Audit Committee, Mr. Hansen, its chair, also regularly consults with Waterstone Financial’s independent registered public accounting firm about Waterstone Financial’s periodic public financial disclosures.  The board believes that all of the members of the Audit Committee have sufficient experience, knowledge and other personal qualifications to be “financially literate” and to be active, effective and contributing members of the Audit Committee.  Mr. Hansen has been designated an “audit committee financial expert” pursuant to the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission regulations.  See also “Report of the Audit Committee” for other information pertaining to the Audit Committee.
Compensation Committee. The compensation committee of Waterstone Financial (the “Compensation Committee”) held 11 meetings during the year ended December 31, 2019.  Each member of the Compensation Committee is considered independent as defined in the NASDAQ corporate governance listing standards.  The Compensation Committee has the responsibility for and authority to either establish or recommend to the board: compensation policies and plans; salaries, bonuses and benefits for all officers; salary and benefit levels for employees; determinations with respect to stock options and restricted stock awards; and other personnel policies and procedures.  The Compensation Committee has the authority to delegate the development, implementation and execution of benefit plans to management.  See also “Compensation Discussion and Analysis” and “Compensation Committee Interlocks and Insider Participation” for other information pertaining to the Compensation Committee.
Nominating and Corporate Governance Committee. The nominating and corporate governance committee (“Nominating Committee”) of Waterstone Financial held one meeting during the year ended December 31, 2019.  Each member of the Nominating Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards.

The functions of the Nominating Committee include the following:

•	to lead the search for individuals qualified to become members of the board of directors and to select director nominees to be presented for shareholder approval;
•	to review and monitor compliance with the requirements for board independence;
•	to review the committee structure and make recommendations to the board of directors regarding committee membership; and
•	to develop and recommend to the board of directors for its approval a set of corporate governance guidelines.

The Nominating Committee identifies nominees by first evaluating the current members of the board of directors willing to continue in service.  Current members of the board of directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board of directors with that of obtaining new perspectives.  If any member of the board of directors does not wish to continue in service, or if the committee or the board decides not to re-nominate a member for re-election, or if the size of the board of directors is increased, the Nominating Committee would solicit suggestions for director candidates from all directors.

    Qualifications of director candidates are described in the Appendix to the Nominating and Corporate Governance Committee Charter, which can be found on our website, at www.wsbonline.com, on the “Investor Relations” link under the “About” tab, then “Corporate Overview” and “Governance Documents.”  Factors considered include strength of character, honesty and integrity, an inquiring and independent mind, judgment, skill, diversity, education, experience with businesses and other organizations, the interplay of the candidates’ experience with the experience of other board members and the extent to which the candidate would be a desirable addition to the board and its committees.  Nominees must have a background which demonstrates an understanding of business and financial affairs and the complexities of a business organization.  Although a career in business is not essential, the nominee should have a proven record of competence and accomplishments through leadership in industry, education, the professions or government.  Areas of core competency that should be represented on the board as a whole include accounting and finance, business judgment, management, crisis response, industry knowledge, leadership and strategic vision.

The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.”

The Nominating Committee will consider proposed nominees whose names are submitted to it by shareholders, and it does not intend to evaluate proposed nominees differently depending upon who has made the proposal.  Shareholders can submit the names of qualified candidates for director by writing to our Corporate Secretary at 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226.  The Corporate Secretary must receive a submission not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to shareholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made. The submission must include the following information:

•	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Nominating Committee;
•
the name and address of the shareholder as they appear on our books and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•
the name, address and contact information for the candidate, and the number of shares of common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;
•	such other information regarding the candidate as would be required to be included in the Proxy Statement pursuant to Securities and Exchange Commission Regulation 14A;
•	a statement detailing any relationship between us and the candidate;
•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;
•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and
•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a shareholder for presentation at an annual meeting of shareholders will also need to comply with any additional procedural and informational requirements we may adopt in the future, including those set forth in our Bylaws and in the “Shareholder Proposals and Notices” section of this Proxy Statement.
Waterstone Financial has adopted charters for the Audit, Compensation and Nominating Committees.  We will continue to respond to and comply with Securities and Exchange Commission and NASDAQ Stock Market requirements relating to board committees.  Copies of the charters for our Audit, Compensation and Nominating Committees (including director selection criteria) and other corporate governance documents can be found on our website, at www.wsbonline.com, on the “Investor Relations” link under the “About” tab, then “Corporate Overview” and “Governance Documents.”  If any of those documents are changed, or related documents adopted, those changes and new documents will be posted on our corporate website at that address.

Other Board and Corporate Governance Matters

Board Leadership Structure and Risk Oversight Role.  The role of chairman of the board of directors and chief executive officer of the Company are not currently held by the same person.  The chairman of the board has never been an officer or employee of the Company or WaterStone Bank.  The foregoing structure is not mandated by any provision of law or our Articles of Incorporation or Bylaws, but the board of directors currently believes that this structure provides for an appropriate balance of authority between management and the board.  The board of directors reserves the right to establish a different structure in the future.
The board of directors of the Company, all of the members of which are also members of the board of directors of WaterStone Bank, is actively involved in the Company’s and Bank’s risk oversight activities, through the work of numerous committees of the Company and Bank, and the policy approval function of the board of directors of WaterStone Bank.
Communications Between Shareholders and the Board.  A shareholder who wants to communicate with the board of directors or with any individual director can write to our Corporate Secretary at 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226, Attention:  Board Administration.  The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership.  Depending on the subject matter, management will:
•	forward the communication to the director or directors to whom it is addressed;
•	attempt to handle the inquiry directly, i.e. where it is a request for information about us or it is a stock-related matter; or
•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Director Attendance at Annual Shareholders’ Meeting.  Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage all of our directors to attend. Last year, six of the seven directors serving at that time were present at the annual meeting.
Code of Business Conduct and Ethics.  Waterstone Financial has adopted a code of business conduct and ethics that reflects current circumstances and Securities and Exchange Commission and NASDAQ definitions for such codes.  The code of business conduct and ethics covers us, WaterStone Bank and other subsidiaries.  Among other things, the code of business conduct and ethics includes provisions regarding honest and ethical conduct, conflicts of interest, full and fair disclosure, compliance with law, and reporting of and sanctions for violations.  The code applies to all directors, officers and employees of Waterstone Financial and subsidiaries.  We have posted a copy of the code of business conduct and ethics on our website, at www.wsbonline.com, on the “Investor Relations” link under the “About” tab, then “Corporate Overview” and “Governance Documents.”  As further matters are documented, or if those documents (including the code of business conduct and ethics) are changed, waivers from the code of business conduct and ethics are granted, or new procedures are adopted, those new documents, changes and/or waivers will be posted on the corporate website at that address.

PROPOSAL 2—APPROVAL OF THE WATERSTONE FINANCIAL, INC.
2020 OMNIBUS INCENTIVE PLAN
The Board of Directors has adopted, subject to shareholder approval, the Waterstone Financial, Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”) to give the Company a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants and to provide the Company and its subsidiaries and affiliates with a compensation plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in Company shareholder value.
    Equity-based compensation is an important component of compensation at our competitors.  The adoption of the 2020 Plan will aid the Company in its efforts to attract and retain key employees and help to align the interests of the Company’s employees with those of its shareholders by providing employees an incentive to devote their best efforts to pursue and sustain long-term Company performance and enhance the value of the Company. To this end, the Board believes it is desirable to adopt an equity plan that is intended to be consistent with corporate governance best practices and provides the flexibility to grant various types of equity awards, enabling the Company to react appropriately to a changing competitive and regulatory environment while being mindful of the impact to shareholders. In its competitive marketplace, the Company believes it is important to be able to employ a wide range of incentive compensation vehicles to attract and retain top talent.

Promotion of Best Practices. The Company is committed to sound corporate governance and effective risk-based management of equity compensation. The Company’s commitment is reflected in the 2020 Plan by various features.
●
No Discounted Stock Options or Stock Appreciation Rights. Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the date of grant.

●
No “Repricing” without Shareholder Approval. The Company may not, without the approval of shareholders, (i) reduce the exercise price of an outstanding stock option or the grant price of an outstanding stock appreciation right or (ii) cancel and re-grant an outstanding option or stock appreciation right or exchange such option or stock appreciation right for either cash or a new award with a lower (or no) exercise price when the exercise price of such option or stock appreciation right is above the fair market value of a share of common stock.

●	No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the 2020 Plan can be automatically replenished.

●	Minimum Vesting. The 2020 Plan provides that awards in respect of 95% of the shares authorized under the 2020 Plan may not have a scheduled vesting period of less than one year from the grant date.

●	“Double Trigger” Vesting. Awards issued under the 2020 Plan that are assumed by an acquirer will not vest solely upon a change in control.

●	No Dividends on Unvested Awards. The 2020 Plan prohibits the payment of dividends or dividend equivalents on awards that do not vest.

●	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Company.

●
No Share “Recycling”. Shares issued in respect of awards that have been settled or exercised will not be available for future grants. Shares withheld by or delivered to the Company to satisfy the exercise price of stock options or tax withholding obligations will also be considered issued under the 2020 Plan and not available for future grants.

●	Clawback. The 2020 Plan provides that performance-based awards granted thereunder shall be subject to the Company’s clawback.

Determination of Shares Subject to the 2020 Plan. The aggregate number of shares of common stock available for issuance under the 2020 Plan is 1,250,000. Following adoption of the 2020 Plan, no shares will be available for the grant of additional awards under the Company’s prior plans (Waterstone Financial, Inc. 2015 Equity Incentive Plan and Wauwatosa Holdings, In. 2006 Equity Incentive Plan). In determining the number of shares to be available under the 2020 Plan, the Compensation Committee considered data prepared by its independent compensation consultant, the number of directors, officers and employees eligible for awards and the Company’s pay for performance philosophy.  During the three years ending December 31, 2019, we granted stock options to acquire 130,000 shares of our common stock and did not grant any full value awards.  Based on the Company’s expectations as to compensation design and equity grant practices, the Compensation Committee believes that that the 1,250,000 shares of common stock available under the 2020 Plan would be sufficient to cover awards for at least the next three years. Awards granted under the 2020 Plan are discretionary, so it is not possible to predict the number of shares of common stock that would be granted or who would receive awards thereunder. The Compensation Committee and Board intend to consider the Company’s equity expenditures in a manner that effectively attracts, retains, andmotivates individuals to achieve long-term value creation in line with the interests of the Company’s shareholders.

Summary of the 2020 Plan
Description of the 2020 Plan. The following is a general description of the material features of the 2020 Plan. This description is qualified in its entirety by reference to the full text of the 2020 Plan, a copy of which is attached to this Proxy Statement as Appendix A. Shareholders are encouraged to read the 2020 Plan in its entirety.
Eligibility for Awards. Awards may be granted under the 2020 Plan to directors, officers, employees and consultants of the Company and any of its subsidiaries. As of the date of this Proxy Statement, there were six non-employee directors and approximately 50 officers and employees eligible to participate in the 2020 Plan. Awards may also be granted to prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or any of its subsidiaries.
Administration. The 2020 Plan will be administered by the Board directly or, if the Board elects, the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate. Subject to applicable law, the Compensation Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or persons selected by it. Subject to the terms and conditions of the 2020 Plan, the Compensation Committee will have authority under the 2020 Plan to select individuals to whom awards may be granted, to determine the type of award as well as the number of shares of common stock to be covered by each award, and to determine the terms and conditions of any such awards.
Minimum Vesting Period. Except for awards granted with respect to a maximum of five percent of the authorized shares under the 2020 Plan, award agreements will not provide for a scheduled vesting period of less than one year from the grant date.
Shares Available; Limitations on Awards. The aggregate number of shares of Company common stock available for issuance under the 2020 Plan is 1,250,000.  The maximum number of shares that may be granted pursuant to full value awards is 500,000 shares and the maximum number of shares that may be granted pursuant to stock options intended to be incentive stock options is 750,000 shares. If the tax withholding obligations relating to any award under the 2020 Plan or the exercise price of any stock option or stock appreciation right is satisfied by delivering shares of common stock (by either actual delivery or by attestation) or by withholding shares, such shares of common stock will be deemed to have been granted under the 2020 Plan.
In each calendar year, the awards granted under the 2020 Plan to a participant who is not a non-employee director may not exceed (a) 50,000 shares covering stock options and stock appreciation rights, and (b) 35,000 shares covering full-value awards.
Adjustments.  The 2020 Plan provides that in the event of certain extraordinary corporate transactions or events affecting the Company, the Compensation Committee will or may make such substitutions or adjustments as it deems appropriate and equitable to (a) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the 2020 Plan, (b) the various maximum limitations set forth in the 2020 Plan, (c) the number and kind of shares or other securities subject to outstanding awards, and (d) the exercise price of outstanding options and stock appreciation rights. In the event of a corporate transaction such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards.
Stock Options and Stock Appreciation Rights. The 2020 Plan provides for the grant of stock options (both incentive stock options and nonqualified stock options) and stock appreciation rights.  Stock option awards entitle a participant to purchase shares of common stock during the option term at a fixed price that is set by the Compensation Committee on the date of grant.  Stock appreciation rights entitle a participant to receive shares of common stock (or cash) on exercise with a value equal to the excess of the fair market value of a share of common stock on the date of exercise over the grant price of the stock appreciation right.

Each grant of stock options or stock appreciation rights under the 2020 Plan will be evidenced by an award agreement that specifies the exercise price, the duration of the award, the number of shares to which the award pertains, and such additional limitations, terms, and conditions as the Compensation Committee may determine, including, in the case of stock options, whether the options are intended to be incentive stock options or nonqualified stock options. The 2020 Plan provides that the exercise price of stock options and stock appreciation rights will be determined by the Compensation Committee, but may not be less than 100% of the fair market value of the stock underlying the stock options or stock appreciation rights on the date of grant. The term of stock options and stock appreciation rights will be determined by the Compensation Committee, but may not exceed ten years from the date of grant. The Compensation Committee will determine the vesting and exercise schedule of stock options and stock appreciation rights, including the treatment upon termination of service.
Restricted Stock. Restricted stock may be granted under the 2020 Plan with such restrictions as the Compensation Committee may designate. The Compensation Committee may provide at the time of grant that the vesting of restricted stock will be contingent upon the achievement of applicable performance goals and/or continued service. Except for these restrictions and any others imposed under the 2020 Plan or by the Compensation Committee, upon the grant of restricted stock under the 2020 Plan, the recipient will have rights of a shareholder with respect to the restricted stock, including the right to vote the restricted stock; however, the Compensation Committee will determine if the recipient will be entitled to receive cash or stock dividends paid, which will be subject to the vesting of the underlying award.
Restricted Stock Units. The Compensation Committee may grant restricted stock units payable in cash, shares of common stock, or both, conditioned upon continued service and/or the attainment of applicable performance goals determined by the Compensation Committee. The Company is not required to set aside a fund for the payment of any restricted stock units.  The award agreement for restricted stock units will specify whether and on what terms the participant will be entitled to receive dividend equivalents with respect to the restricted stock units, which will be subject to the vesting of the underlying award.
Other Stock Based Awards. The Compensation Committee may grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to, shares of our common stock, on such terms and conditions as the Compensation Committee determines.  Such awards might involve the transfer of shares of common stock to participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of shares, be subject to performance-based and/or service-based conditions, be in the form of phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, or other awards denominated in, or with a value determined by reference to, a number of shares of common stock.
Performance Awards. Under the 2020 Plan, the Compensation Committee may determine that the grant, vesting, or settlement of an award granted under the 2020 Plan will be subject to the attainment of one or more performance goals. The performance measures to be achieved as a condition of payment or settlement of a performance may be based on one or more business criteria for the Company on a consolidated basis, and/or for specified subsidiaries or business units of the Company, in absolute terms or relative to the performance of one or more other companies.  The performance goals may be based on a number of criteria, including those specified in the 2020 Plan.
Clawback Policy. Performance-based awards granted under the 2020 Plan will be subject to the Company’s clawback policy.
Effect of Change in Control. The 2020 Plan provides that, unless otherwise set forth in an award agreement, in the event of a change in control (as defined in the 2020 Plan) and to the extent an award is not replaced by a replacement award (as described below), (a) each then-outstanding stock option and stock appreciation right will become fully vested and exercisable, and each other award (other than a performance-based award) will vest, be free of restrictions, and be deemed to be earned and payable; and (b) each then-outstanding performance-based award will be deemed to be earned and payable, with all applicable performance goals deemed achieved at the greater of (i) the applicable target level and (ii) actual performance, as determined by the Compensation Committee, through the latest date practicable preceding the date of the change in control.

A replacement award is an award that is the same type as the replaced award with a value equal to the value of the replaced award as of the date of the change in control, as determined by the Compensation Committee and if the underlying replaced award was an equity-based award, the replacement award relates to publicly traded equity securities of the Company or the entity surviving the Company following the change in control and contains terms relating to vesting that are substantially identical to those of the replaced award and other terms and conditions are not less favorable than the terms and conditions of the replaced award.
Unless otherwise determined by the Compensation Committee and set forth in the applicable award agreement, upon termination of service within 24 months following a change in control (other than for cause), (i) all replacement awards held will vest in full, be free of restrictions, and be deemed to be earned in full (with respect to performance goals, unless otherwise agreed in connection with the change in control, at the greater of (x) the applicable target level and (y) actual performance, as determined by the Compensation Committee, through the latest date practicable preceding the termination of service) and (ii) any outstanding stock option or stock appreciation right as of the date of the change in control that remains outstanding as of the date of such termination of service may thereafter be exercised until the expiration of its stated full term.
Amendment and Termination of the 2020 Plan. The Board or the Compensation Committee may amend, alter or discontinue the 2020 Plan or an award granted thereunder, but no amendment, alteration or discontinuation shall be made that would materially impair the rights of the participant with respect to a previously granted award without such participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Internal Revenue Code (“Code”,) applicable exchange listing standards or accounting rules. In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the applicable exchange. The 2020 Plan will become effective on the date that it is approved by the Company’s shareholders and, if not terminated earlier, will expire on the tenth anniversary thereof.
Federal Income Tax Consequences Relating to Equity Awards Granted under the 2020 Plan. The following discussion summarizes certain federal income tax consequences of the issuance, receipt, and exercises of stock options and the granting and vesting of restricted stock and restricted stock units, in each case under the 2020 Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2020 Plan, nor does it cover state, local, or non-U.S. taxes.  Interested parties should consult their own advisers as to specific tax consequences, including the application and effect of foreign, state and local tax laws.
Nonqualified Options. In general, in the case of a nonqualified stock option, the participant has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Any gain or loss recognized upon a subsequent sale or exchange of the shares is treated as capital gain or loss for which the Company is not entitled to a deduction.
Incentive Stock Options. In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option. The exercise of an incentive stock option, however, may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an incentive stock option within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction for the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.
Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date, less any amount paid for the stock, and the Company will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted stock, the participant will recognize ordinary income as of the date of grant equal to the fair market value of the common stock as of that date, less any amount the participant paid for the common stock, and the Company will be allowed a corresponding tax deduction at that time. Any future appreciation in the common stock will be taxable to the participant at capital gains rates. If, however, the restricted stock award is later forfeited, the participant will not be able to recover the tax previously paid pursuant to his or her Section 83(b) election.

Restricted Stock Units.  A participant does not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit is granted. When the restricted stock units vest and are settled for cash or stock, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares on the date of vesting. Any gain or loss recognized upon a subsequent sale or exchange of the stock (if settled in stock) is treated as capital gain or loss for which we are not entitled to a deduction.
Code Section 162(m).  In general, Code Section 162(m) limits the Company’s compensation deduction to $1,000,000 paid in any tax year to any “covered employee” as defined under Section 162(m).  Code Section 162(m) may result in all or a portion of the awards granted under the 2020 Plan to “covered employees” failing to be deductible to the Company for federal income tax purposes.
Code Section 280G.  Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax payable by the participant.
Code Section 409A.  Code Section 409A applies to compensation that individuals earn in one year but that is not paid until a future year. This is referred to as nonqualified deferred compensation.  If deferred compensation covered by Code Section 409A meets the requirements of Code Section 409A, then Code Section 409A has no effect on the individual’s taxes. If a deferred compensation arrangement does not meet the requirements of Code Section 409A, the compensation is subject to accelerated taxation in the year in which such compensation is no longer subject to a substantial risk of forfeiture and certain additional taxes, interest and penalties, including a 20% additional income tax.  The 2020 Plan permits the grant of various types of incentive awards, which may or may not be subject to Code Section 409A.  If an award that is subject to Code Section 409A does not satisfy the requirements of Code Section 409A, the taxable event for such award could apply earlier than intended and could result in the imposition of additional taxes and penalties on the participant.
New Plan Benefits. Grants of awards under the 2020 Plan will be subject to the discretion of the Compensation Committee. Accordingly, it is not possible to determine the amounts that will or may be received by employees, non-employee directors or other eligible participants in the 2020 Plan.
Required Shareholder Vote.  The affirmative vote of a majority of the votes cast at the special meeting, without regard to either broker non-votes or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of the 2020 Plan.
The Board of Directors recommends a vote “FOR” the approval of  the 2020 Omnibus Incentive Plan.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Waterstone Financial board of directors was created in accordance with Section 3(a)(58)(a) of the Exchange Act.  The Audit Committee’s functions include meeting with our independent registered public accounting firm and making recommendations to the board regarding the independent registered public accounting firm; assessing the adequacy of internal controls, accounting methods and procedures; review of public disclosures required for compliance with securities laws; and consideration and review of various other matters relating to the our financial accounting and reporting.  No member of the Audit Committee is employed by or has any other material relationship with us other than as a customer or shareholder.  The members are “independent” as defined in Rule 5605(a)(2) of the NASDAQ listing standards.  The board of directors has adopted a written charter for the Audit Committee which can be found on our website.

In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:
•	reviewed and discussed the audited financial statements for the year ended December 31, 2019 with management;
•
discussed with RSM US LLP, our independent registered public accounting firm, those matters which are  required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”); and

•	received the written disclosures and the letter from RSM US LLP required by PCAOB and has discussed with RSM US LLP its independence.

The Audit Committee:
Michael L. Hansen, Chairman
Ellen S. Bartel
Thomas E. Dalum
Kristine A. Rappé

The information contained in the above report will not be deemed to be “soliciting material” or “filed” with the SEC, nor will this information be incorporated into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except to the extent the Company specifically incorporates such report by reference.

Based on the foregoing, the Audit Committee recommended to the board that those audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.  In addition, the Audit Committee also considered the fees paid to RSM US LLP for services provided by RSM US LLP during the year ended December 31, 2019.

PROPOSAL 3 – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of RSM US LLP has audited the books and records of Waterstone Financial as of and for the year ended December 31, 2019 and has served as Waterstone Financial’s principal independent accountant since June 3, 2014.  Representatives of  RSM US LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.
The Audit Committee of the Board of Directors has selected RSM US LLP as our independent registered public accountants for the fiscal year ending December 31, 2020.  We are submitting the selection of independent registered public accountants for shareholder ratification at the annual meeting.  Although not required by the Company’s Articles of Incorporation or Bylaws, the Company has determined to ask shareholders to ratify this selection as a matter of good corporate practice. If the appointment of RSM US LLP is not ratified, the Audit Committee will consider the shareholders’ vote when determining whether to continue the firm’s engagement, but may ultimately determine to continue the engagement of the firm or another audit firm without re-submitting the matter to shareholders. Even if the appointment of RSM US LLP is ratified, the Audit Committee may in its sole discretion terminate the engagement of the firm and direct the appointment of another independent registered public accounting firm at any time during the year if it determines that such an appointment would be in the best interests of our Company and our shareholders.

As reflected in the tables below, Waterstone Financial incurred fees in fiscal years 2019 and 2018 for professional services provided by RSM US LLP related to those periods.
	Year Ended
	December 31, 2019	December 31, 2018

Audit fees(1)……………	$370,000	$295,125
Audit-related fees(2)……	$-	$21,000
_____________________
(1)	Audit fees consist of professional services rendered for the audit of our financial statements and review of our Forms 10-Q.
(2)	Audit-related fees consist of professional services incurred related to a regulatory compliance audit.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The  Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  All audit services for the past two fiscal years were pre-approved by the Audit Committee.
COMPENSATION DISCUSSION AND ANALYSIS
Overview of Compensation Program

Executive Summary. The Compensation Committee provides our Named Executive Officers with a total compensation package that is market competitive, promotes the achievement of our strategic objectives and is aligned with operating and other performance metrics to support long-term shareholder value.  In addition, we have structured our executive compensation program to include elements that are intended to create appropriate balance between risk and reward.
Compensation Philosophy.  The primary objectives of our executive compensation programs are to attract and retain highly-qualified executives and to encourage extraordinary management efforts through well-designed incentive opportunities, with the goal of improving the performance of Waterstone Financial, Inc. and its subsidiaries consistent with the interests of our shareholders.   We base our compensation decisions on three basic principles:
•
Meeting the Demands of the Market – We compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

•
Aligning with Shareholders – We use equity compensation as a key component of our compensation mix to promote a culture of ownership among our key personnel and to align their individual financial interests with the long-term interests of our shareholders.

•
Driving Performance – We base compensation in part on the attainment of company-wide, business unit and individual targets that result in the achievement of both short-term and long-term financial objectives, while ensuring sound risk management.

Elements of our Executive Compensation and Benefits Program.  To achieve our objectives, we have structured an executive compensation and program that provides our Named Executive Officers with the following:
•	Competitive Base Salary;
•	Short-Term Cash-Based Incentives;
•	Equity Incentive Awards;
•	Broad-Based Welfare and Retirement Benefit Plans;
•	Perquisites; and
•	Executive Agreements.
 The programs are intended to reward the accomplishment of strategic plan goals and objectives as evaluated by members of the Compensation Committee.  They are further intended to reward enhanced shareholder value as measured by the trading price of our common stock.  The elements of a Named Executive Officer’s total compensation package will vary depending upon the executive’s job position and responsibilities.
Compensation Polices and Highlights
Our compensation programs include, among others, the following best practices:
What We Do
✔	The Compensation Committee has engaged an independent compensation consultant.
✔	The Compensation Committee is composed solely of independent directors.
✔	We maintain stock ownership guidelines for our executive officers.
✔	We maintain stock ownership guidelines for our non-employee directors.
✔	We maintain a clawback policy for incentive compensation.
✔
We place restrictions on our directors and officers with respect to (i) holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan or (ii) engaging in hedging transactions in the Company’s securities.

✔	We provide a say-on-pay advisory vote on an annual basis until the next required vote on the frequency of shareholder votes on executive compensation.
What We Do Not Do
x	We do not encourage excessive risk-taking behavior through our compensation plans.
x	We do not reprice underwater stock options.
x	We do not grant options with an exercise price less than fair market value on date of grant.
x	We do not provide excessive perquisites to our NEOs.
x	We do not provide excise tax gross ups in our compensation plans or employment agreements.
x	We do not guarantee salary increases.
x	We do not provide for uncapped bonuses.
x	We do not provide for “single-trigger” benefits upon a change in control.

Shareholder Say-on-Pay Advisory Votes
We provide our shareholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay proposal”).  At our 2019 annual meeting of shareholders, over 90% of the votes cast (excluding abstentions and broker non-votes) on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Committee recognized this result as a significant increase from the 49% support received in 2018.
We have held annual say-on-pay votes until the next shareholders vote regarding the frequency of say-on-pay votes, which is occuring at the 2020 annual meeting of shareholders. The Compensation Committee will continue to consider the outcome of our say-on-pay vote, regulatory changes and emerging best practices when making future compensation decisions for the Named Executive Officers.
Named Executive Officer Compensation Process, Programs and Polices
Role of the Compensation Committee.  The Compensation Committee is responsible for reviewing all compensation components for the Named Executive Officers annually, including base salary, annual incentive, long-term incentives/equity, benefits and other perquisites.  The Compensation Committee examines the total compensation mix, pay-for-performance relationship, and how all these elements in the aggregate comprise each executive’s total compensation package to ensure that our compensation is competitive in the market place and that the mix of benefits accurately reflects our compensation philosophy.   The Compensation Committee operates under a written charter that establishes its responsibilities.  The Compensation Committee and the Board of Directors review the charter annually to ensure that the scope of the charter is consistent with the role of the Compensation Committee.  A copy of the charter can be found on our website on the “Investor Relations” link under the “About” tab, then “Corporate Overview” and “Governance Documents.”
Role of Management.  The executive officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, with respect to compensation for the other Named Executive Officers, and the Chief Operating Officer and General Counsel and the Assistant Vice President and Director of Human Resources, with respect to compensation of other officers and employees of WaterStone Bank.  The executives provide the Compensation Committee with data, analyses, input and recommendation. The Compensation Committee considers our Chief Executive Officer’s evaluation of each Named Executive Officer’s performance and recommendation of appropriate compensation.  However, our Chief Executive Officer does not participate in any decisions relating to his own compensation.
Role of Compensation Consultant.  The Compensation Committee has the authority to engage compensation consultants from time to time to assist it in the compensation governance process for determining the compensation of our Named Executive Officers.  In 2019, the Compensation Committee continued its engagement of Meridian Compensation Partners, LLC, or Meridian, as its independent compensation consultant.  Meridian is engaged directly by the Compensation Committee.  Pursuant to its engagement, Meridian provides research, data analyses, survey information and design expertise in developing compensation programs for executives and incentive programs for eligible employees.  In addition, Meridian keeps the Compensation Committee apprised of regulatory developments and market trends related to executive compensation practices.  Meridian does not determine the exact amount or form of executive compensation for and of the Named Executive Officers.
Benchmarking Compensation
The Committee assesses the components of executive compensation with advice from its independent compensation consultant.  During 2018, Meridian provided an analysis of base salary, annual incentive and long-term incentive practices of comparable companies in the financial industry.  Meridian considered individual compensation elements as well as the total compensation package.  This analysis was considered by the Committee when it established 2019 compensation opportunities for executives. In conducting this analysis, Meridian developed market data using publicly disclosed compensation information from a peer group of comparable financial institutions ranging in asset size from $1.1 billion to $3.7 billion.   In addition to asset size, peer group selection was also focused on banks with significant mortgage banking operations and/or banks that were recent mutual-to-stock conversions.

For 2019, the Compensation Committee approved the following peer group for purposes of evaluating the appropriateness of the compensation package for the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Senior Vice President/Director of Retail Banking:
•	Bank Financial Corporation, Burr Ridge, IL
•	Blue Hills Bancorp, Inc., Norwood, MA
•	BSB Bancorp, Inc., Belmont, MA
•	Carolina Financial Corporation, Charleston, SC
•	Civista Bancshares, Inc., Sandusky, OH
•	ESSA Bancorp, Inc., Stroudsburg, PA
•	Farmers & Merchants Bancorp, Inc., Archbold, OH
•	First Defiance Financial Corp., Defiance, OH
•	FS Bancorp, Inc., Mountlake Terrance, WA
•	Green County Bancorp, Inc., Catskill, NY
•	HarborOne Bancorp, Inc., Brocton, MA
•	Hingham Institutions for Savings, Hingham, MA
•	Independent Bank Corporation, Grand Rapids, MI
•	Macatawa Bank Corporation, Holland, MI
•	MutualFirst Financial, Inc., Muncie, IN
•	MVB Financial Corp., Fairmont, WV
•	Sterling Bancorp, Inc., Southfield, MI
•	United Community Financial Corp., Youngstown, OH
Stock Ownership Guidelines. To align the interests of the Company’s Named Executive Officers and non-employee directors with the interests of the Company’s shareholders, in March 2019, the Company implemented stock ownership guidelines, where Named Executive Officers of WaterStone Bank are required to own shares of common stock equal to a specified multiple of their annual base salary and non-employee directors are required to own shares of common stock equal to a multiple of such director’s annual board cash retainer.  The applicable levels are as follows:

•	Chief Executive Officer	3x base salary
•	Chief Finanacial Officer	2x base salary
•	Other NEO's	1x base salary
•	Directors	3x annual board cash retainer

Named Executive Officers and non-employee directors have five years from the date that the individual first become subject to the guidelines to meet these ownership requirements.  In calculating equity ownership for purposes of this requirement, we include all shares beneficially owned by an individual in the Company’s benefit plans (e.g. 401(k) and Employee Stock Ownership Plan), shares of restricted stock and shares with respect to which an individual has voting or investment power.  As of December 31, 2019, all directors would have been in compliance with the Company’s stock ownership guidelines.  As of December 31, 2019, all Named Executive Officers that have been employed with the Company for at least five years would have been in compliance with the Company’s stock ownership guidelines.

Clawback Policy. Our compensation program includes a Clawback Policy, which provides that in the event that the Company is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under U.S. securities laws, the Company shall, to the extent permitted by governing law, pursue reimbursement of any performance-based compensation paid to the Named Executive Officer, to the extent such payments and grants were made during the three-year period preceding the date on which the Company is required to prepare an accounting restatement based on the erroneous data, provided that the Compensation Committee or determine that the amount of any such performance-based compensation actually paid or awarded to the Named Executive Officer would have been a lower amount had it been calculated based on such restated financial statements.

Base Salary.  We provide a base salary for Named Executive Officers commensurate with the services provided to the Company.  We believe that a portion of total direct compensation should be provided in a form that is fixed and liquid.  In determining the base salary of executive officers for 2019, the Compensation Committee reviewed, among other things, third-party surveys of peer institutions, the historical compensation of those officers under review, any increased level of responsibility and performance measures of Waterstone Financial, Inc. and its subsidiaries.  Base salaries for Named Executive Officers other than the Chief Executive Officer are determined based upon recommendations made by the Chief Executive Officer.
Name and Principal Position	2019 ($)	2018 ($)	Change ($)	Change (%)
Douglas S. Gordon Chief Executive Officer of Waterstone Financial and WaterStone Bank	850,000	850,000	—	—
William F. Bruss Chief Operating Officer and General Counsel of Waterstone Financial and WaterStone Bank	318,000	309,000	9,000	2.9%
Mark R. Gerke Chief Financial Officer of Waterstone Financial and WaterStone Bank	206,000	200,000	6,000	3.0%
Julie A. Glynn Senior Vice President and Director of Retail of WaterStone Bank	190,500	185,000	5,500	3.0%
Andy Peach Chief Executive Officer and President of Waterstone Mortgage Corporation (1)	400,000	—	—	—

(1)	Mr. Peach was appointed Chief Executive Officer of Waterstone Mortgage Corporation on August 28, 2019.

Annual Incentive Plan.  In March 2019, we implemented an Annual Incentive Plan which provided Named Executive Officers of WaterStone Bank with annual cash incentive opportunities for annual performance.  The ability to earn any award is contingent on the Company achieving consolidated financial-based metrics.  These metrics are measured against actual results or actual results compared to our annual budget.  The objective of our Annual Incentive Plan is to motivate and reward executives for achieving or exceeding annual financial, strategic and operational goals that we believe will help us maintain long-term profitable growth, maintain asset quality and support value creation for shareholders.  The Chief Executive Officer of Waterstone Mortgage Corporation will not participate in the Annual Incentive Plan, but will instead, continue to participate in a cash-based annual incentive plan as set forth in his employment agreement.
Incentive awards are calculated based upon the Company’s performance in one of three weighted financial-based measures along with a potential discretionary portion contingent upon achievement of strategic or operational non-financial objectives. With respect to the financial-based measures, performance was measured against the Board-approved 2019 budget or against actual results.  To receive any award under the Annual Incentive Plan, the named executive officer must have been actively employed on the day the award is made.
Performance Measures
In designing the Annual Incentive Program, the Compensation Committee emphasized the Company’s goals of maintaining profitability, maintaining a strong credit culture and enhancing our franchise value through core deposit growth.  The Compensation Committee determined that to encourage these goals, the Annual Incentive Plan would include the following performance measures:

Performance Measure	Weight	Evaluated Against	Rationale
Return on Average Assets	40%	Budget	Focuses management on achieving budgeted net income.
Non-Performing Assets to Total Assets	30%	Actual	Focuses management on adhering to appropriate risk management practices.
Core Deposit Growth	15%	Actual	Focuses management on less costly deposits and growth of business and retail checking and savings accounts, which will help to improve net interest margin.
Individual Performance	15%		Contingent on individual achievement of strategic or operational non-financial objectives.
Total Weighting	100%

Target Annual Incentive Opportunities

Target incentive awards are defined at the beginning of the year in consideration of market data, each NEO’s total compensation package and the Company’s budgetary considerations.  The following table sets forth information concerning Annual Incentive Plan opportunities for 2019:

		Target
Name	Threshold ($)	Amount ($)	% of Annual Base Salary	Maximum ($)
Douglas S. Gordon	63,750	127,500	15%	191,250
William F. Bruss	23,850	47,700	15%	71,550
Mark R. Gerke	15,450	30,900	15%	46,350
Julie A. Glynn	38,100	57,150	30%	76,200

Performance Measures

Each NEO had pre-defined performance objectives based upon measurable performance of our Company.  In addition, each NEO had the opportunity to earn incentive award based upon individual performance.

The measures and weights of the performance objectives for each NEO for 2019 are summarized in the following table:

Name	Return on Average Assets	Non-Performing Assets to Total Asset	Core Deposit Growth	Individual Performance
Douglas S. Gordon	40%	30%	15%	15%
William F. Bruss	40%	30%	15%	15%
Mark R. Gerke	40%	30%	15%	15%
Julie A. Glynn	40%	30%	15%	15%

Performance Results and Payouts

The Committee, in its sole discretion, determines the final amount of each participant’s award based upon the attainment of the applicable performance goals.  Each element of the annual cash incentive award is independent of the other.  Accordingly, the Named Executive Officer may achieve certain performance goals, while at the same time fail to achieve others.  In that case, the Named Executive Officer would be entitled to receive the award for the performance goal achieved, but not an award for a performance goal for which the threshold performance was not achieved.  2019 performance goals and actual performance were as follows:

2019 Performance Measure	Threshold	Target	Maximum	Actual	Achievement as a % of Target
Return on Average Assets	1.25%	1.40%	1.55%	1.82%	130%
Non-Performing Assets to total Assets	0.70%	0.50%	0.30%	0.40%	79%
Core Deposit Growth	2.50%	5.00%	7.50%	8.23%	165%

Based upon the above financial performance measures and the Committee’s discretion with respect to individual performance, the 2019 annual cash incentive payments were awarded as follows relative to the 2019 target value:

Name	2019 Annual Incentive Payment ($)	% of 2019 Target Annual Incentive
Douglas S. Gordon	181,688	142.5%
William F. Bruss	67,973	142.5%
Mark R. Gerke	44,033	142.5%
Julie A. Glynn	73,343	142.5%

Broad-Based Welfare and Retirement Benefit Plans. The purpose of welfare and retirement benefit plans are to ensure our compensation packages are competitive and to provide an opportunity for retirement savings.  We maintain a number of broad-based welfare benefit plans that are available to our employees, including Named Executive Officers.  We provide group medical, dental and vision insurance coverage plans to employees, with employees being responsible for a portion of the premiums.
We also offer our employees, including Named Executive Officers, participation in tax-qualified defined benefit contribution plans.
WaterStone Bank Employee Stock Ownership Plan (ESOP).  The ESOP is a tax-qualified retirement plan that benefits all eligible WaterStone Bank employees proportionately.  The ESOP is not separately considered in the review and evaluation of annual executive compensation.  ESOP allocations are made annually as of December 31 to all eligible WaterStone Bank employees.  An employee must complete a full year of service and be employed by us on December 31 in order to receive an annual allocation each year.  A trustee holds the shares purchased by the ESOP in an unallocated suspense account.  Shares are released from the suspense account on a pro-rata basis as the ESOP repays the loan.  The trustee allocates the shares released among participants on the basis of the participant’s proportional share of compensation relative to all participants.  In the event of plan termination, all allocated benefits become fully vested immediately, any outstanding loan will be repaid from shares in the unallocated suspense account and the amounts remaining in the suspense account will be allocated to participant accounts proportionally.  Dividends paid with respect to shares of Waterstone Financial, Inc. stock in the unallocated suspense account may be used to repay the ESOP loan.  To the extent the dividends exceeded the annual loan payment, the remaining dividend amount would cause additional shares to be allocated to participants or may be credited proportionately to participant accounts.
WaterStone Bank 401(k) Plan.  WaterStone Bank maintains the WaterStone Bank 401(k) Plan, a tax-qualified defined contribution retirement plan, for all WaterStone Bank, including Named Executive Officers, who have satisfied the 401(k) Plan’s eligibility requirements.  All eligible employees can begin participation in the 401(k) Plan on the first day of the month that coincides with or follows the date the employee attains age 18.  A participant may contribute up to 90% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.  A participant is 100% vested in his or her salary deferral contributions.  In addition to salary deferral contributions, the 401(k) Plan provides that WaterStone Bank will make matching contributions on 20% of the first 5% of the participant’s salary that is contributed to the 401(k) Plan.
Waterstone Mortgage 401(k) Plan. Waterstone Mortgage Corporation maintains the Waterstone Mortgage 401(k) Plan, a tax-qualified defined contribution retirement plan, for all Waterstone Mortgage Corporation employees, including Named Executive Officers, who have satisfied the 401(k) Plan’s eligibility requirements.  All eligible employees can begin participation in the 401(k) Plan on the first day of the month that coincides with or follows the date the employee attains age 21 and completes 60 days of service.  A participant may contribute up to 100% of his or her eligible compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.  A participant is 100% vested in his or her salary deferral contributions.  In addition to salary deferral contributions, the 401(k) Plan provides that Waterstone Mortgage Corporation will make matching contributions on 50% of the first 6% of the participant’s salary that is contributed to the 401(k) Plan.
Perquisites.  Perquisites comprise a small portion of our total compensation package.  The main perquisites we provide are use of a company-owned vehicle or an automobile allowance for selected officers.  Although these perquisites may involve personal use, we believe that they are reasonable and consistent with the overall compensation program to assist with attracting and retaining executive officers.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the section of this Proxy Statement entitled “Compensation Discussion and Analysis” with management.  Based on this review and discussion, the Compensation Committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation Committee:
Thomas E. Dalum, Chairman
Ellen S. Bartel
Patrick S. Lawton
Stephen J. Schmidt

PROPOSAL 4– ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our principal executive officer, principal financial officer and the three other most highly compensated executive officers of the Company (“Named Executive Officers”) is described above in general and is shown in detail in the Executive Compensation and Compensation Discussion and Analysis sections.  Shareholders are urged to read the Executive Compensation and Compensation Discussion and Analysis sections of this Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, shareholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the compensation paid to the “named executive officers,” as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders pursuant to Item 402 Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, the 2019 compensation tables and narrative discussion is hereby approved.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the board of directors.  Although non-binding, the board of directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our shareholders and encourage all shareholders to vote their shares on this matter.  The board of directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The board of directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal 4.

EXECUTIVE COMPENSATION

Summary Compensation Table.  The following table shows the compensation of our Named Executive Officers, including Douglas S. Gordon, our principal executive officer, Mark R. Gerke, our principal financial officer, and the three other highest paid executive officers who received total compensation of more than $100,000 during the year ended December 31, 2019 (collectively, the “Named Executive Officers”).  The “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column has been omitted because no listed individual earned any compensation during the listed years of a type required to be disclosed in this column.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Douglas S. Gordon Chief Executive Officer of Waterstone Financial and WaterStone Bank	2019 2018 2017	850,000 850,000 850,000	181,688 — —	— — —	— — —	— — —	187,986 137,899 86,712	1,219,674 987,899 936,712
William F. Bruss Chief Operating Officer and General Counsel of Waterstone Financial and WaterStone Bank	2019 2018 2017	318,000 308,654 300,000	67,973 — —	— — —	— — —	— — —	86,911 74,343 65,929	472,884 382,997 365,929
Mark R. Gerke Chief Financial Officer of Waterstone Financial and WaterStone Bank	2019 2018 2017	206,000 197,308 170,000	44,033 — —	— — —	— — —	— — —	61,353 56,949 52,410	311,386 254,257 222,410
Julie A. Glynn Senior Vice President and Director of Retail of WaterStone Bank (3)	2019 2018	190,500 132,192	73,343 40,000	— —	— 72,800	— —	24,629 4,162	288,472 252,154
Andy Peach President of Waterstone Mortgage Corporation (4)	2019	117,239	—	—	—	—	—	117,239
________________________________
(1)
Reflects the aggregate grant-date fair value of the stock and option awards granted during the years shown as calculated in accordance with Financial Accounting
Standards Board Accounting Standards Codification Topic 718. The assumptions used in the valuation of these awards are included in the “Stock Based
Compensation” footnote  to Waterstone Financial’s audited financial statements for the years ended December 31, 2019, 2018 and 2017 included in our Annual
Report on Form 10-K for such years, as filed with the Securities and Exchange Commission.

(2)	A detailed breakdown of “All Other Compensation” is provided in the table below.
(3)	Ms. Glynn initiated employment with the Company on March 26, 2018.
(4)	Mr. Peach initiated employment with the Company on August 28, 2019. The salary presented in the table reflects the amount paid of the $400,000 2019 base salary.

All Other Compensation

Name and Principal Position	401(k) Match ($)	Employee Stock Ownership Plan ($)	Automobile Expense Allowance ($)(2)	Restricted Stock Dividends ($)	Other ($)(1)	Total ($)
Douglas S. Gordon	643	59,795	3,048	124,500	—	187,986
William F. Bruss	1,117	59,795	11,059	14,940	—	86,911
Mark R. Gerke	1,896	43,943	3,992	11,440	—	61,353
Julie A. Glynn	1,463	20,341	2,825	—	—	24,629
Andy Peach (1)	—	—	—	—	—	—
________________________________
(1)	Mr. Peach initiated employment with the Company on August 28, 2019.

Employment Agreements

Employment Agreement with Douglas S. Gordon.  Effective as of October 21, 2014, WaterStone Bank entered into an employment agreement with Douglas S. Gordon, President and Chief Executive Officer of WaterStone Bank.  Commencing on January 1, 2015 (the “Anniversary Date”) and continuing each January 1st thereafter, the term shall renew for an additional year such that the remaining term of this Agreement is always three years, unless written notice of non-renewal is provided to Mr. Gordon at least 30 days prior to such Anniversary Date, in which case the term of this Agreement shall become fixed and shall end two years following such Anniversary Date.  Under the agreement, Mr. Gordon’s annual base salary for 2020 is $850,000.  In addition, Mr. Gordon is entitled to participate in the employee benefit plans, arrangements and perquisites offered by WaterStone Bank and is entitled to participate in any incentive compensation or bonus plan or arrangement of WaterStone Bank or Waterstone Financial in which he is eligible to participate.  The Bank will also pay or reimburse him for business expenses incurred, pay or reimburse him for annual country club dues and furnish him an automobile or reimburse him for the expense of leasing an automobile and for reasonable expenses associated with the use of such automobile.

In the event of Mr. Gordon’s involuntary termination of employment for reasons other than cause, disability, death or retirement, or in the event Mr. Gordon resigns during the term of the agreement for “good reason” (as defined in the agreement), subject to his execution and non-revocation of a mutual release of claims, Mr. Gordon will receive a lump-sum severance payment equal to the sum of (i) his earned but unpaid salary as of the date of his termination of employment, (ii) the benefits he is entitled to as a former employee under the employee benefit plans maintained by WaterStone Bank or Waterstone Financial, (iii) the remaining base salary and bonuses Mr. Gordon would have earned if he had continued his employment for the remaining term of the Agreement and had earned a bonus and/or incentive award in each year in an amount equal to the average bonus and/or incentive award earned by him over the three calendar years preceding the year in which the termination occurs, (iv) the annual contributions or payments that would have been made on Mr. Gordon’s behalf to any employee benefit plans of WaterStone Bank or Waterstone Financial as if Mr. Gordon had continued his employment with WaterStone Bank for the remaining term of the Agreement, and (v) the annual payments that would have been made related to membership in a country club and the use of an automobile for the remaining term of the Agreement.  In addition, all awards under the Waterstone Financial, Inc. 2015 Equity Incentive Plan that would have vested had Mr. Gordon continued his employment with WaterStone Bank for the remaining term of the Agreement will vest as of the date of termination, provided that if the terms of the Incentive Plan do not allow for such vesting, WaterStone Bank will make a lump sum payment  to Mr. Gordon in an amount equal to the value to Mr. Gordon if such awards had become vested and, with respect to stock options, been exercised.  Upon the occurrence of an event of termination described above, Mr. Gordon will be entitled to continued life insurance coverage and non-taxable medical and dental insurance coverage for the remaining term of the agreement.

Upon termination of Mr. Gordon’s employment by Waterstone Financial or WaterStone Bank for reasons other than cause following a change in control of Waterstone Financial or WaterStone Bank, or Mr. Gordon’s resignation due to good reason following a change in control, Mr. Gordon will receive a lump sum payment within 30 days after the date of termination substantially similar to the payment that he would receive on such a termination without regard to a change in control, except that such payments will be for a period of 36 months from date of termination.  Mr. Gordon’s payment described in clause (iii) above will be based on the highest annual bonus and/or incentive award earned by him in any of the three calendar years preceding the year in which the termination occurs.  Also, the annual contributions or payments that would have been made on Mr. Gordon’s behalf to any employee benefit plans of the Bank or the Company as if Executive had continued his employment with the Bank for a period of 36 months following the Date of Termination, based on contributions or payments made (on an annualized basis) at the Date of Termination and the annual payments that would have been made on Mr. Gordon’s behalf if he had continued his employment with the Bank for a period of 36 months following the Date of Termination.  In addition, all awards granted under the Waterstone Financial, Inc. 2015 Equity Incentive Plan will vest as of the date of termination.  Upon the occurrence of an event of termination described above, Mr. Gordon will be entitled to continued life insurance coverage and non-taxable medical and dental insurance coverage for a period of 36 months from the date of termination.

In the event of Mr. Gordon’s disability and subsequent termination of employment, Mr. Gordon will receive the benefits provided under any disability program sponsored by Waterstone Financial or WaterStone Bank.  To the extent such benefits are less than Mr. Gordon’s base salary at the date of termination, and less than 66 2/3% of Mr. Gordon’s base salary after the first year following termination, Mr. Gordon will be entitled to the difference between the disability benefits provided under any disability program sponsored by Waterstone Financial or WaterStone Bank and his base salary for a period of one year.  After the first year following termination, Mr. Gordon will be entitled to the difference between the disability benefits provided under any disability program sponsored by Waterstone Financial or WaterStone Bank and 66 2/3% of Mr. Gordon’s base salary, through the earliest to occur of the date of Mr. Gordon’s death, recovery from disability or the date Mr. Gordon attains age 65.

In the event of Mr. Gordon’s death during the term of the agreement, Mr. Gordon’s beneficiary, legal representatives or estate will be paid Mr. Gordon’s base salary for one year and WaterStone Bank will continue to provide Mr. Gordon’s family the same medical, dental, and other health benefits that were provided by WaterStone Bank to Mr. Gordon’s family immediately prior the Mr. Gordon’s death, on the same terms, including cost, for one year.

In the event of termination due to Mr. Gordon’s retirement, no amount or benefit will be due Mr. Gordon under the Agreement.

The employment agreement restricts Mr. Gordon from revealing confidential information of Waterstone Financial and WaterStone Bank.  In addition, for one year following termination of employment (other than upon termination following a change in control), Mr. Gordon may not compete with Waterstone Financial and WaterStone Bank or solicit or hire WaterStone Bank’s employees.

Employment Agreement with Andy Peach. Effective as of September 17, 2019, Waterstone Mortgage Corporation entered into an employment agreement with its President, Andy Peach.  The agreement has an initial term continuing through August 30, 2022. Thereafter, the agreement shall renew for successive on year terms such that the remaining term of the agreement would always be one year unless written notice of non-renewal was provided by either party at least 90 days prior to such Anniversary Date. Under the agreement, Mr. Peach is entitled to a base salary in 2019 of $400,000 and participation in company-wide employee benefits, including Waterstone Mortgage Corporation’s 401(k) Plan.  Beginning in 2020, Mr. Peach is also entitled to annual bonus compensation determined by the Compensation Committee of the Board of Directors of Waterstone Financial, Inc.

Under the agreement, Mr. Peach has the right to terminate his employment for “good reason,” which includes any material breach of the agreement by Waterstone Mortgage Corporation, including the failure, without “good cause” (as defined in the agreement), to pay the amounts due under the agreement on a timely basis.  In the event the agreement is terminated for good reason or in the event Waterstone Mortgage Corporation terminates Mr. Peach’s employment for any reason other than “good cause,” subject to his execution and non-revocation of a release of claims, Mr. Peach is entitled to receive his base salary through the remaining term of the agreement.  In the event of termination due to disability, Mr. Peach will receive any unpaid base salary earned prior to the effective date of termination and reimbursement of expenses to which Mr. Peach is entitled.  In the event of Mr. Peach’s death during the term of the agreement, the agreement will terminate with no payment of severance compensation to Mr. Peach’s estate.  Similarly, in the event of his termination for good cause, Mr. Peach will not be entitled to any severance compensation.

In the event of Mr. Peach’s termination of employment, the agreement contains provisions which prevent him from soliciting business from customers of Waterstone Mortgage Corporation, withdrawing any customers’ business, hiring any employees, consultants or personnel of Waterstone Mortgage Corporation, disclosing confidential information or competing with Waterstone Mortgage Corporation for two years following termination of employment.

Change in Control Agreement with Julie Glynn. Effective as of April 17, 2018, WaterStone Bank entered into a change in control agreement with Julie Glynn, Senior Vice President and Director of Retail Banking of WaterStone Bank  The agreement has a 36 month term from the effective date and may be extended further in the discretion  of WaterStone Bank’s Board of Directors.  The term of this Agreement shall automatically renew for 90 days in the event of a change in control.

    In the event of Ms. Glynn’s involuntary termination of employment by WaterStone Bank or her resignation for good reason, as defined in the change in control agreement, occurring within six months prior to a change in control or on or after a change in control during the term of the agreement, Ms. Glynn (or in the event of her subsequent death, her beneficiary) will be entitled to receive a lump sum severance payment equal to one times her highest rate of base salary and one times the average bonus paid to her during the calendar year in which the change in control occurs and the two immediately preceding years.  The payment will be subject to reduction to avoid an excess parachute payment.  In the event of an occurrence of a change in control, the agreement will automatically extend for a period of three years following the change in control.

Plan-Based Awards

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2019.  Grants were made under our 2006 and 2015 Equity Incentive Plans.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019
	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Douglas S. Gordon	88,627	30,000	(3)	12.75	3/4/2025	—		—
William F. Bruss	24,000	6,000	(3)	12.75	3/4/2025	—		—
Mark R. Gerke	3,292	—		1.73	1/4/2022	—		—
	8,000	2,000	(3)	12.75	3/4/2025	—		—
	6,000	4,000	(3)	14.98	6/21/2026	4,000	(1)	76,120
Julie A. Glynn	4,000	16,000	(3)	17.35	3/20/2028	—		—
______________________
(1)
Consists of restricted shares awarded on June 21, 2016 under the 2015 Equity Incentive Plan.  The restricted shares vest in five increments of 20%
each beginning on the June 22, 2016 and subsequently on each anniversary of the initial award.

(2)	Based on the $19.03 per share closing price of our common stock on December 31, 2019.
(3)	Options vest in five annual increments of 20% each beginning on the first anniversary of the grant date and subsequently on each anniversary of the date of the initial award.

Option Exercises and Stock Vested.  The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2019.

OPTION EXERCISES AND STOCK VESTED DURING THE YEAR ENDED DECEMBER 31, 2019
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)
Douglas S. Gordon	7,843	32,470	50,000	839,500	(1)
William F. Bruss	—	—	6,000	100,740	(1)
Mark R. Gerke	—	—	4,000	67,640	(2)
________________________________
(1)	Based on the $16.79 per share closing price of our common stock on March 4, 2019.
(2)	Based on the $16.91 per share closing price of our common stock on June 24, 2019.

Potential Payments Upon Termination or Change in Control

     The following table sets forth estimates of the amounts that would become payable to our Named Executive Officers, under employment agreements and/or equity award agreements in the event of their termination of employment on December 31, 2019, under designated circumstances.  The table does not include vested or accrued benefits under any tax-qualified benefit plans that do not discriminate in scope, terms or operation in favor of Executive Officers or equity awards or other benefits in which the executive is vested without regard to the change in control.  The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history.  Actual payments due could vary substantially from the estimates shown.  We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our Executive Officers would be eligible to collect the benefits shown under more than one termination scenario. If a Named Executive Officer is terminated for “cause” as defined in the applicable agreement or award, we have no contractual payment or other obligations under the agreement.

	POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
	Mr. Gordon		Mr. Bruss		Mr. Gerke		Ms. Glynn		Mr. Peach

Discharge Without Cause or Resignation With Good Reason — no Change in Control
Severance payment	$3,986,497	(1)	$—		$—		$—		$400,000	(1)
Medical, dental and life insurance benefits	35,954	(2)	—		—		—		—
Acceleration of vesting of stock options	188,400	(4)	—		—		—		—
Total	$4,210,851		$—		$—		$—		$400,000

Discharge Without Cause or Resignation With Good Reason — Change in Control Related
Severance payment (lump sum)	$6,149,322	(3)	$—		$—		$230,500	(3)	$400,000	(3)
Medical, dental and life insurance benefits	53,931	(2)	—		—		—		—
Acceleration of vesting of stock options	188,400	(4)	37,680	(4)	19,680	(4)	26,880	(4)	—
Acceleration of vesting of restricted stock	—		—		88,520	(5)	—		—
Total	$6,391,653		$37,680		$108,200		$257,380		$400,000

Disability
Severance/disability payment	$1,983,333	(6)	$—		$—		$—		$—
Acceleration of vesting of stock option	188,400	(4)	37,680	(4)	19,680	(4)	26,880	(4)	—
Acceleration of vesting of restricted stock	—		—		88,520	(5)	—		—
Total	$2,171,733		$37,680		$108,200		$26,880		$—

Death
Salary continuation payment	$850,000	(7)	$—		$—		$230,500	(7)	$—
Medical, dental and life insurance benefits	17,977	(7)	—		—		—		—
Acceleration of vesting of stock options	188,400	(4)	37,680	(4)	19,680	(4)	26,880	(4)	—
Acceleration of vesting of restricted stock	—		—		88,520	(5)	—		—
Total	$1,056,377		$37,680		$108,200		$257,380		$—
_____________________________

(1) The cash severance payment under Mr. Gordon’s employment agreement equals (i) the remaining base salary and employee benefits to which he is entitled under his employment agreement over the remaining term of the agreement, assuming he had earned a bonus equal to the average bonus or incentive award earned over the three calendar years preceding the year of termination, as determined under the agreement; (ii) the annual contributions that would have been made on Mr. Gordon’s behalf under any employee benefit plans in which he participated; and (iii) the annual payments towards automobile lease and expenses that he would be entitled to for the remaining term of the agreement.  The severance payment under Mr. Peach’s employment agreement is equal one times his base salary to which he is entitled under his employment agreement payable bi-weekly over a one year period.
(2) Mr. Gordon will be entitled to non-taxable medical and dental coverage and life insurance coverage for the remaining term of the agreement, in the event of a termination without cause or for good reason not related to a change in control.  In the event of an involuntary termination without cause or for good reason following a change in control, Mr. Gordon will be entitled to the continuation of the same benefits for a period of 36 months from the date of termination.
(3) For Mr. Gordon, the cash severance benefit payable on an involuntary termination of employment or termination for good reason in connection with a change in control is the same as the payment in such a termination that occurs without regard to a change in control, except that such payments would be calculated utilizing the highest bonus or incentive award earned over the three calendar years preceding the year of termination and would be based on a 36-month term.  For Mr. Peach, the severance payment under his employment agreement is equal to one year’s base salary to which he is entitled under his employment agreement over the remaining term of the agreement. For Ms. Glynn, the severance payment under her employment agreement is equal to one times the highest rate of base salary paid to Ms. Glynn during the term of the agreement plus one times the average bonus paid in the calendar year in which a change in control occurs plus the two prior years.
(4) Value is based on the closing price of $19.03 on December 31, 2019 of Waterstone Financial, Inc. common stock less the exercise price of the stock option.
(5) Based on the closing price of $19.03 on December 31, 2019 of Waterstone Financial, Inc. common stock.  This includes the value of unvested restricted stock and any accrued dividends on those shares.
(6) In the event of Mr. Gordon’s disability, to the extent that any disability benefits payable under a disability program sponsored by the Bank is less than his base salary during the first year after termination or less than 66-2/3% of his base salary after the first year of his termination, Mr. Gordon will receive a supplement to such disability benefit under the employment agreement to ensure that his aggregate disability benefit is equal to his base salary during the first year and equal to 66-2/3% of his base salary after the first year of his disability.  (This benefit can be provided under a supplemental disability policy providing such benefit, in lieu of providing it under the employment agreement.)
(7) In the event of Mr. Gordon’s death, Mr. Gordon’s estate, legal representatives or named beneficiary or beneficiaries a base salary for the remaining year along with the same medical, dental, and other health benefits that that would have been made available to Mr. Gordon’s family. In the event of Ms. Glynn’s death, her beneficiary or estate, will receive a cash lump sum payment equal to one times Officer’s highest rate of Base Salary during the term of this Agreement.

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Securities and Exchange Commission Regulation S-K, we are providing the following information:
For 2019:
•	The median of the annual total compensation of all employees of our company (other than our Chief Executive Officer), was $66,736; and
•	The annual total compensation of Mr. Gordon, our President and Chief Executive Officer was $1,219,674.
Based on this information, the ratio for 2019 of the annual total compensation of our President and Chief Executive Officer to the median of the annual total compensation of all employees is 18.3 to 1.
We completed the following steps to identify the median employee:
•	As of December 31 2019, our employee population consisted of approximately 827 employees, including any full-time, part-time, temporary, or seasonal employees employed on that date.
•
To find the median of the annual total compensation of our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2019.  In making this determination, we annualized compensation for full-time and part-time permanent employees who were employed on December 31, 2019, but did not work for us the entire year.  No full-time equivalent adjustments were made for part-time employees.

•	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

Director Compensation

Set forth below is summary compensation for each of our non-employee directors for the year ended December 31, 2019.  Compensation includes an annual retainer as well as chairmanship and committee fees.

DIRECTOR COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2019
Name	Fees earned or paid in cash ($)	Total ($)
Ellen S. Bartel Nominating Committee Co-chairman	18,000	18,000
Thomas E. Dalum Compensation Committee Chairman	18,000	18,000
Michael L. Hansen Audit Committee Chairman	24,000	24,000
Patrick S. Lawton Chairman of the Board	30,000	30,000
Kristine A. Rappé Executive Committee Chairman	18,000	18,000
Stephen J. Schmidt Nominating Committee Co-chairman	18,000	18,000

In 2019, we paid each non-officer director annual meeting fees of $18,000. Additional annual fees paid to the Chairman of the Board totaled $12,000 and additional annual fees paid to the Chairman of the Audit Committee totaled $6,000.

As of December 31, 2019, Mr. Lawton had 15,000 unvested shares of restricted stock, Mr. Hansen had 12,000 unvested shares of restricted stock, and Bartel, Dalum, Rappe, and Schmidt had 10,500 unvested shares of restricted stock, respectively.  Bartel, Dalum, Hansen, Lawton, Rappe, and Schmidt had 50,000 vested but unexercised stock options and 50,000 unvested stock options, respectively.

DELINQUENT SECTION 16(a) REPORTS

Under the federal securities laws, Waterstone Financial directors, its officers and any person holding more than 10% of the common stock are required to report their initial ownership of the common stock and any change in that ownership to the Securities and Exchange Commission.  Specific due dates for these reports have been established and we are required to disclose in this Proxy Statement any failure to file such reports by these dates during the last year. Based on our review of such filings, Director Patrick S. Lawton filed a late form 4 to report a transfer of common stock from indirect to direct ownership.  We believe that all of our other directors and executive officers complied with these filing requirements on a timely basis for the year ended December 31, 2019.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of the Compensation Committee was an officer or employee of Waterstone Financial, WaterStone Bank or any subsidiary, nor did any of them have any other reportable interlock.
TRANSACTIONS WITH CERTAIN RELATED PERSONS
WaterStone Bank has had, and expects to continue to have, regular business dealings with its officers and directors, as well as their associates and the firms which they serve.  Our historical policy has been that transactions with our directors and executive officers be on terms that are no more beneficial to the director or executive officer than we would provide to unaffiliated third parties.  Under our policies and procedures, all of our transactions with officers and directors require review, approval or ratification by the board of directors.  Directors and executive officers, and their associates, regularly deposit funds with WaterStone Bank.  The deposits are made on the same terms and conditions which are offered to other depositors.
In the ordinary course of business, WaterStone Bank makes loans available to its directors, officers and employees.  After six months of continuous employment, full-time employees of WaterStone Bank were entitled to receive a mortgage loan at a reduced interest rate, consistent with applicable laws and regulations.  In December 2005, the board discontinued the employee loan program for employee loans originated after March 31, 2006.  Employee loans at reduced interest rates originated on or before March 31, 2006 continue on their same terms.  There were no directors or executive officers who had an employee mortgage loan program loan outstanding at December 31, 2019, 2018 or 2017.

Except for loans to directors made in the ordinary course of business that were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to WaterStone Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features, since January 1, 2019, the beginning of our last fiscal year, we and our subsidiaries have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors, executive officers or 5% or more shareholders have a direct or indirect material interest.
PROPOSAL 5 – ADVISORY VOTE ON FREQUENCY OF FUTURE VOTES ON “SAY ON PAY” ADVISORY VOTES

We are providing a stockholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal 4. above) this year and will do so at least once every three years thereafter. We are also asking stockholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years. We will submit to stockholders the question of the frequency of advisory votes on executive compensation at least once every six years.

After careful consideration, the board of directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year. The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the board of directors upon a recommendation from the compensation committee and the belief that investor sentiment should be a factor taken into consideration by the compensation committee in making its annual recommendation.

Although the board of directors recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the board of directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the board of directors, the board of directors and the compensation committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” stockholder advisory votes.

Unless otherwise instructed, validly executed proxies will be voted “FOR” the One Year frequency option.

The Board of Directors unanimously recommends that you vote “FOR” the One Year option.

SOCIAL AND ENVIRONMENTAL COMMITMENT

Management and the Board of Directors of Waterstone Financial, Inc. recognize that environmental and social matters impact WaterSone Bank’s business, employees, customers, and stockholders. To that end, management continues to make a commitment to environmental and social initiatives including:

Social Commitment
•	WaterStone Bank employees volunteered over 700 hours for community organizations in 2019.
•	Bank employees have leadership roles with over 50 community organizations.
•	The WaterStone Bank Foundation awarded more than $800,000 in grants to more than 240 community organizations during 2019.

Environmental Awareness
•	WaterStone Bank's low carbon business model seeks to promote responsibility to all stakeholders.
•	The Bank installs energy-efficient lighting and appliances in its premises.
•	The Bank takes efforts to properly recycle paper, plastic, glass, and metal and produces materials with recycled paper.
•	The Bank seeks to reduce consumption, including the utilization of electronic documents to reduce paper usage.
•	The Bank adopts technology that can reduce our carbon footprint, such as providing direct and remote deposit capabilities and promoting e-statement enrollment to decrease paper and ink use.

SHAREHOLDER PROPOSALS AND NOTICES
Shareholder proposals must be received by the Secretary of Waterstone Financial, William F. Bruss, no later than December 10, 2020 in order to be considered for inclusion in next year’s annual meeting proxy materials pursuant to Securities and Exchange Commission Rule 14a-8.
Under Securities and Exchange Commission rules relating to the discretionary voting of proxies at shareholder meetings, if a proponent of a matter for shareholder consideration (other than a shareholder proposal) fails to notify Waterstone Financial at least 45 days prior to the month and day of mailing the prior year’s Proxy Statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the Proxy Statement.  Therefore, any such matters must be received by February 23, 2021 in the case of the 2021 annual meeting of shareholders.  Waterstone Financial is not aware of any such proposals for the 2020 annual meeting.

Our Bylaws provide an advance notice procedure for certain business, or nominations to the board of directors, to be brought before an annual meeting of shareholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to shareholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.
The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.
The date on which the next Annual Meeting of Shareholders is expected to be held is May 18, 2021.  Assuming the next Annual Meeting of Shareholders is held on May 18, 2021, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than February 17, 2021 and no later than February 27, 2021.  If notice is received before February 17, 2021 or after February 27, 2021, it will be considered untimely, and we will not be required to present the matter at the shareholders meeting.

William F. Bruss
Executive Vice President and Secretary

Wauwatosa, Wisconsin
April 9, 2020

We will provide a copy of the Waterstone Financial Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2019 (without exhibits) without charge to any record or beneficial owner of our common stock on the written request of that person directed to:  Mark R. Gerke, Chief Financial Officer, Waterstone Financial, Inc., 11200 W. Plank Ct., Wauwatosa, WI  53226.  The 10-K provides a list of exhibits, which will be provided for a reasonable fee to reflect duplication and mailing costs; exhibits are also available through the Securities and Exchange Commission’s website at www.sec.gov.

APPENDIX A
WATERSTONE FINANCIAL, INC.
2020 OMNIBUS INCENTIVE PLAN
SECTION 1.          Purpose; Definitions
The purpose of this Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, directors and/or consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in Company shareholder value.
For purposes of this Plan, the following terms are defined as set forth below:
(a)          “Affiliate” means a company or other entity controlled by, controlling or under common control with the Company.
(b)          “Applicable Exchange” means the NASDAQ or such other securities exchange as ay at the applicable time be the principal market for the Common Stock.
(c)          “Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash Award granted pursuant to the terms of this Plan.
(d)          “Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.
(e)          “Board” means the board of directors of the Company.
(f)          “Business Combination” has the meaning set forth in Section 9(e)(iii).
(g)          “Cause” means, unless otherwise provided in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the Participant is a party as of the Grant Date, or (ii) if there is no such Individual Agreement or if it does not define Cause:  (A) conviction of, or plea of guilty or nolo contendere by, the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) willful and deliberate failure on the part of the Participant in the performance of his or her employment duties in any material respect, (C) dishonesty in the course of fulfilling the Participant’s employment duties, (D) a material violation of the Company’s ethics and compliance program, code of conduct or other material policy of the Company or (E) prior to a Change in Control, such other events as shall be determined by the Committee.  Notwithstanding the general rule of Section 2(c), following a Change in Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

(a)          “Change in Control” has the meaning set forth in Section 9(e).
(b)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department.  Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.
(c)          “Committee” means the Committee referred to in Section 2.
(d)          “Common Stock” means common stock, $.01 par value per share, of the Company.
(e)          “Company” means Waterstone Financial, Inc., a Maryland corporation, or its successor.
(f)          “Corporate Transaction” has the meaning set forth in Section 3(d).
(g)           “Disability” means, unless otherwise provided in an Award Agreement, (i) ”Disability” as defined in any Individual Agreement to which the Participant is a party, or (ii) if there is no such Individual Agreement or it does not define “Disability,” permanent and total disability as determined under the Company’s Long-Term Disability Plan applicable to the Participant; provided, however, to the extent necessary to avoid tax penalties under Section 409A of the Code, “Disability means “disability” as defined in Section 409(a)(2)(C) of the Code.
(h)          “Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.
(i)          “Effective Date” has the meaning set forth in Section 10(a).
(j)          “Eligible Individuals” means directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of employment or consultancy from the Company or its Subsidiaries or Affiliates.
(k)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.
(l)          “Fair Market Value” means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the next preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select.  If there is no regular public trading market for Shares, the Fair Market Value of a Share shall be determined by the Committee in good faith and, to the extent applicable,

(a)          such determination shall be made in a manner that satisfies Sections 409A and 422(c)(1) of the Code.
(b)          “Full-Value Award” means any Award other than a Stock Option or Stock Appreciation Right.
(c)          “Grant Date” means (i) the date on which the Committee by resolution selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award, or (ii) such later date as the Committee shall provide in such resolution.
(d)          “Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.
(e)          “Incumbent Board” has the meaning set forth in Section 9(e)(ii).
(f)          “Individual Agreement” means an employment, consulting or similar agreement between a Participant and the Company or one of its Subsidiaries or Affiliates, and, after a Change in Control, a change in control or salary continuation agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.  If a Participant is party to both an employment agreement and a change in control or salary continuation agreement, the employment agreement shall be the relevant “Individual Agreement” prior to a Change in Control, and, the change in control or salary continuation agreement shall be the relevant “Individual Agreement” after a Change in Control.
(g)          “Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.
(h)          “Other Stock-Based Award” means an Award granted pursuant to Section 8.
(i)          “Outstanding Company Common Stock” has the meaning set forth in Section 9(e)(i).
(j)          “Outstanding Company Voting Securities” has the meaning set forth in Section 9(e)(i).
(k)          “Participant” means an Eligible Individual to whom an Award is or has been granted.
(l)          “Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award.  Such goals may be based on the attainment of specified levels of one or more of the following measures, or such other goals as determined by the Committee:  stock price, earnings (whether based on earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share,

(a)          return on equity, return on assets or operating assets, asset quality, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth,  liquidity, market share, customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, risk-based capital, revenues, revenue growth, return on capital (whether based on return on total capital or return on invested capital), cash flow return on investment, cost control, gross profit, operating profit, cash generation, unit volume, sales, asset quality, cost saving levels, market-spending efficiency, core non-interest income, change in working capital or environmental, social or governance (ESG) factors (including without limitation, goals relating to diversity, inclusion, employee engagement and sustainability), in each case with respect to the Company or any one or more Subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).
(b)          “Person” has the meaning set forth in Section 9(e)(i).
(c)          “Plan” means the Waterstone Financial, Inc. 2020 Omnibus Incentive Plan, as set forth herein and as hereinafter amended from time to time.
(d)          “Replaced Award” has the meaning set forth in Section 9(b).
(e)          “Replacement Award” has the meaning set forth in Section 9(b).
(f)          “Restricted Stock” means an Award granted under Section 6.
(g)           “Restricted Stock Unit” has the meaning set forth in Section 7(a).
(h)          “Retirement” means, except as otherwise provided by the Committee, (i) retirement from active employment with the Company or any Affiliate pursuant to the early or normal retirement provisions of the applicable retirement plan of such employer or (ii) pursuant to the retirement scheme applicable under local law or the local policies and procedures of the Company or any Affiliate.
(i)          “Section 16(b)” has the meaning set forth in Section 2(g).
(j)          “Share” means a share of Common Stock.
(k)          “Stock Appreciation Right” means an Award granted under Section 5(b).
(l)          “Stock Option” means an Award granted under Section 5(a).
(m)          “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(a)          “Term” means the maximum period during which a Stock Option or Stock Appreciation Right may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Award Agreement.
(b)          “Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates.  Unless otherwise determined by the Committee, (i) if a Participant’s employment with the Company and its Affiliates terminates but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service and (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Company and its Affiliates shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Company or another Subsidiary or Affiliate.  Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Service.  Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes a “nonqualified deferred compensation plan” subject to Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”).
SECTION 2.          Administration
(a)          Committee.  This Plan shall be administered by the Board directly, or if the Board elects, by the Compensation Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not fewer than two directors, and shall be appointed by and serve at the pleasure of the Board.  All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

(a)          Committee.  This Plan shall be administered by the Board directly, or if the Board elects, by the Compensation Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not fewer than two directors, and shall be appointed by and serve at the pleasure of the Board.  All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.
Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:
(i)	To select the Eligible Individuals to whom Awards may from time to time be granted;
(ii)
To determine whether and to what extent Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, or any combination thereof are to be granted hereunder;

(iii)	To determine the number of Shares to be covered by an Award;

(i)	To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including the exercise price and any vesting condition, restriction or limitation;
(ii)	To modify, amend or adjust the terms and conditions (including any Performance Goals) of any Award;
(iii)	To determine to what extent and under what circumstances Shares or cash payable with respect to an Award shall be deferred;
(iv)	To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;
(v)	To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable;
(vi)          To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;
(vii)	To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);
(viii)          To decide all other matters that must be determined in connection with an Award; and
(ix)	To otherwise administer this Plan.
(b)          Procedures.
(i)
The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked by the Committee at any time.

(ii)
Any authority granted to the Committee may be exercised by the full Board.  To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

(c)          Discretion of Committee.  Subject to Section 1(h), any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter.  All decisions made by the Committee or any appropriately delegated officer pursuant

(a)          including the Company, Participants and Eligible Individuals.  Any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan, including conditions for grant or vesting and the adjustment of Awards pursuant to Section 3(d) need not be the same for each Participant.
(b)          Cancellation or Suspension.  Subject to Section 5(c), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.
(c)          Award Agreements.  The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award.  The effectiveness of an Award shall be subject to the Participant’s acceptance of the applicable Award Agreement within the time period specified therein (if any).
(d)          Minimum Vesting Period.  Except for Awards granted with respect to a maximum of five percent (5%) of the Shares authorized in the first sentence of Section 3(a), Award Agreements shall not designate a vesting period of less than one year.
(e)          Section 16(b).  The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”).  Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).
SECTION 2.          Common Stock Subject to Plan; Other Limits
(a)          Plan Maximums.  The maximum number of Shares that may be granted pursuant to Awards under this Plan shall be 1,250,000, of which no more than 500,000 Shares may be issued with respect to Full-Value Awards. The maximum number of Shares that may be granted pursuant to Stock Options intended to be Incentive Stock Options shall be 750,000 Shares.  Shares subject to an Award under this Plan may be authorized and unissued Shares.  On and after the Effective Date, no new awards may be granted under the Company’s prior equity compensation plans, it being understood that awards outstanding under any such plans as of the Effective Date shall remain in full force and effect under such plans according to their respective terms.
(b)          Individual Limits.  The Awards granted under the Plan to a Participant who is not a non-employee director during any calendar year shall not exceed (i) 50,000 Shares covering Stock Options and Stock Appreciation Rights, and (ii) 35,000 Shares covering Full-Value Awards.

(a)          Rules for Calculating Shares Issued.  To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards not delivered as a result thereof shall again be available for Awards under this Plan.  If the exercise price of any Stock Option or Stock Appreciation Right and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been granted for purposes of the first sentence of Section 3(a).
(b)          Adjustment Provisions.
(i)          In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Company’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Company or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (A) the limits set forth in Sections 3(a) and 3(b); (B) the number and kind of Shares or other securities subject to outstanding Awards; (C) the Performance Goals applicable to outstanding Awards; and (D) the exercise price of outstanding Awards.  In the event of a Corporate Transaction, such adjustments may include (I) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee in its sole discretion (it being understood that in the event of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Option or Stock Appreciation Right shall be deemed conclusively valid); (II) the substitution of other property (including cash or other securities of the Company and securities of entities other than the Company) for the Shares subject to outstanding Awards; and (III) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Company securities).
(ii)          In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Company’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to (A) the limits set forth in Sections 3(a) and 3(b); (B) the number and

(i)          kind of Shares or other securities subject to outstanding Awards; (C) the Performance Goals applicable to outstanding Awards; and (D) the exercise price of outstanding Awards.
(ii)          Any adjustments made pursuant to this Section 3(d) to Awards that are considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code.  Any adjustments made pursuant to Section 3(d) to Awards that are not considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either (A) the Awards continue not to be subject to Section 409A of the Code or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.
SECTION 2.          Eligibility
Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Company and its subsidiaries or parent corporation (within the meaning of Section 424(f) of the Code).
SECTION 3.          Stock Options and Stock Appreciation Rights
(a)          Stock Options.  Stock Options may be granted alone or in addition to other Awards granted under this Plan and may be of two types:  Incentive Stock Options and Nonqualified Stock Options.  The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
(b)          Stock Appreciation Rights.  Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash or Shares in value equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised.  The applicable Award Agreement shall specify whether such payment is to be made in cash or Shares, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.
(c)          Exercise Price; Prohibition on Repricing.  The exercise price per Share subject to a Stock Option or Stock Appreciation Right shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date.  In no event may any Stock Option or Stock Appreciation Right granted under this Plan be amended, other than pursuant to Section 3(d), to decrease the exercise price thereof, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or Stock Appreciation Right with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Option or Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s shareholders.

(a)          Term.  The Term of each Stock Option and each Stock Appreciation Right shall be fixed by the Committee, but no Stock Option or Stock Appreciation Right shall be exercisable more than 10 years after its Grant Date.
(b)          Exercisability.  Except as otherwise provided herein, Stock Options and Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.
(c)          Method of Exercise.  Subject to the provisions of this Section 5, Stock Options and Stock Appreciation Rights may be exercised, in whole or in part, at any time during the Term thereof in accordance with the methods and procedures established by the Committee in the Award Agreement or otherwise.
(d)          Delivery; Rights of Shareholders.  A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Option or Stock Appreciation Right until the exercise price therefor has been fully paid and applicable taxes have been withheld.  Except as otherwise provided in Section 5(k), a Participant shall have all of the rights of a shareholder of the Company holding the number of Shares deliverable pursuant to such Stock Option or Stock Appreciation Right (including, if applicable, the right to vote the applicable Shares), when the Participant (i) has given written notice of exercise, (ii) if requested, has given the representation described in Section 12(a) and (iii) in the case of a Stock Option, has paid in full for such Shares.
(e)          Nontransferability of Stock Options and Stock Appreciation Rights.  No Stock Option or Stock Appreciation Right shall be transferable by a Participant other than, for no value or consideration, by will or by the laws of descent and distribution or as otherwise expressly permitted by the Committee.  Any Stock Option or Stock Appreciation Right shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such stock option is transferred pursuant to this Section 5(h), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant.
(f)          Termination of Service.  The effect of a Participant’s Termination of Service on any Award of Stock Options or Stock Appreciation Rights then held by such Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Award.
(g)          Additional Rules for Incentive Stock Options.  Notwithstanding any other provision of this Plan to the contrary, no Stock Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Individual who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted.  In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock

(a)          is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Company and of any Subsidiary, may not exceed $100,000.  To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.
(b)          Dividends and Dividend Equivalents.  Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Options or Stock Appreciation Rights; provided that Stock Options and Stock Appreciation Rights may be adjusted under certain circumstances in accordance with the terms of Section 3(d).
SECTION 2.          Restricted Stock
(a)          Nature of Awards.  Shares of Restricted Stock are actual Shares issued to a Participant that are subject to vesting or forfeiture provisions and may be awarded either alone or in addition to other Awards granted under this Plan.
(b)          Book Entry Registration or Certificated Shares.  Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.  If any certificate is issued in respect of Shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:
(c)          The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Waterstone Financial, Inc.2020 Omnibus Incentive Plan and an award agreement.  Copies of such plan and award agreement are on file at the offices of Waterstone Financial, Inc., 11200 W. Plank Ct., Wauwatosa, Wisconsin 53226.The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the applicable Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
(d)          Terms and Conditions.  Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):
(i)
The Committee shall, prior to or at the time of grant, condition (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant.

(i)
Subject to the provisions of this Plan and the applicable Award Agreement, a Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber an Award of Restricted Stock prior to such time as all applicable vesting conditions are satisfied.

(b)          Rights of a Shareholder.  Except as provided in this Section 6 and the applicable Award Agreement, a Participant shall have the same rights as any other holder of Shares with respect to Shares of Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends; provided, however, that, subject to Section 12(e), (i) cash dividends on Shares shall be payable in cash and shall be held subject to the vesting of the underlying Restricted Stock and (ii) dividends payable in Shares shall be paid in the form of Restricted Stock and shall be held subject to the vesting of the underlying Restricted Stock.
(c)          Termination of Service.    The effect of a Participant’s Termination of Service on any Award of Restricted Stock then held by such Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Award.
SECTION 2.          Restricted Stock Units
(a)          Nature of Awards.  Restricted stock units (“Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the applicable Award Agreement, in a specified number of Shares or an amount of cash equal to the Fair Market Value of a specified number of Shares.
(b)          Terms and Conditions.  Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):
(i)
The Committee shall, prior to or at the time of grant, condition (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals or the attainment of Performance Goals and the continued service of the applicable Participant.  An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

(ii)	Subject to the provisions of this Plan and the applicable Award Agreement, a Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(c)          Rights of a Shareholder.  A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareholder with respect to the Shares represented by the Restricted Stock

(a)          Units unless and until Shares are actually delivered to the participant in settlement thereof.  Unless otherwise determined by the Committee and subject to Section 12(e), an Award of Restricted Stock Units shall be adjusted to reflect deemed reinvestment in additional Restricted Stock Units of the dividends that would be paid and distributions that would be made with respect to the Award of Restricted Stock Units if it consisted of actual Shares, which additional Restricted Stock Units shall be subject to the same vesting terms as apply to the underlying Restricted Stock Unit.
(b)          Termination of Service.  The effect of a Participant’s Termination of Service on any Award of Restricted Stock Units then held by such Participant shall be set forth in the applicable Award Agreement or any other document approved by the Committee and applicable to such Award.
SECTION 2.          Other Stock-Based Awards
The Committee may grant Awards of Shares or related to Shares not otherwise described herein in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine.  Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (a) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (b) be subject to performance-based and/or service-based conditions, (c) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, or other Awards denominated in, or with a value determined by reference to, a number of Shares that is specified at the time of the grant of such Award, and (d) be designed to comply with applicable laws of jurisdictions other than the United States.
SECTION 3.          Change-in-Control Provisions
(a)          General.  The provisions of this Section 9 shall, subject to Section 3(d), apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.
(b)          Impact of Change in Control.  Upon the occurrence of a Change in Control, unless otherwise provided in the applicable Award Agreement: (i) all then-outstanding Stock Options and Stock Appreciation Rights shall become fully vested and exercisable, and all Full-Value Awards (other than performance-based Full-Value Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 9(c) (any award meeting the requirements of Section 9(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(d) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Full-Value Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level and (y) the level of achievement

(b)          as determined by the Committee not later than the date of the Change in Control, taking into account performance through the latest date preceding the Change in Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)).
(c)          Replacement Awards.  An Award shall meet the conditions of this Section 9(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award; (ii) it has a value equal to the value of the Replaced Award as of the date of the Change in Control, as determined by the Committee in its sole discretion consistent with Section 3(d); (iii) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Company or the entity surviving the Company following the Change in Control; (iv) it contains terms relating to vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control) as of the date of the Change in Control.  Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied.  If a Replacement Award is granted, the Replaced Award shall not vest upon the Change in Control.  The determination whether the conditions of this Section 9(c) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.
(d)          Termination of Service.  Notwithstanding any other provision of this Plan to the contrary and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Service of a Participant by the Company other than for Cause within 24 months following a Change in Control, (i) all Replacement Awards held by such Participant shall vest in full, be free of restrictions, and be deemed to be earned in full (with respect to Performance Goals, unless otherwise agreed in connection with the Change in Control, at the greater of (x) the applicable target level and (y) the level of achievement of the Performance Goals for the Award as determined by the Committee taking into account performance through the latest date preceding the Termination of Service as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)), and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Option or Stock Appreciation Right held by the Participant as of the date of the Change in Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised until the expiration of the stated full Term of such Nonqualified Stock Option or Stock Appreciation Right.
(e)          Definition of Change in Control.  For purposes of this Plan, a “Change in Control” shall mean the occurrence of any of the following events:
(i)
An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more

(i)
of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:  (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this Section 9(e); or

(ii)
A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

(iii)
The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries or sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or securities of another entity by the Company or any of its subsidiaries (a “Business Combination”), in each case, unless, following such Business Combination:  (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 30%

(i)
or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the members of the board of directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(ii)	The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
Notwithstanding any other provision of this Plan, any Award Agreement or any Individual Agreement, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code, a Change in Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change in Control also constitutes an event described in Section 409A(a)(2)(v) of the Code and the regulations thereto.  For the avoidance of doubt, this paragraph shall have no bearing on whether an Award vests pursuant to the terms of this Plan or the applicable Award Agreement or Individual Agreement.
SECTION 2.          Term, Termination and Amendment
(a)          Effectiveness.  This Plan was approved by the Board on March 31, 2020, subject to and contingent upon approval by the Company’s shareholders.  This Plan will be effective as of the date of such approval by the Company’s shareholders (the “Effective Date”).
(b)          Termination.  This Plan shall terminate on the tenth anniversary of the Effective Date.  Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.
(c)          Amendments.  The Committee may amend, alter, or discontinue this Plan or an Award, provided that no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except to the extent necessary to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards or accounting rules.  In addition, no amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange or as contemplated by Section 5(c).
SECTION 3.          Miscellaneous Provisions
(a)          Conditions for Issuance.  The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof.  The certificates for

(a)          such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.  Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any Shares (whether in certificated or book entry form) under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable.
(b)          Additional Compensation Arrangements.  Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
(c)          No Contract of Employment.  This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.
(d)          Taxes.
(i)          Withholding.  No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock; provided, however, unless otherwise subsequently determined by the Committee, with respect to a Participant subject to Section 16 of the Exchange Act, the withholding of Shares by the Company or any of its Affiliates to satisfy tax, exercise price or other withholding obligations in respect of an Award shall be mandatory.
(ii)          Section 409A.  This Plan and the Awards hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan

(i)          be administered in all respects in accordance with Section 409A of the Code.  Each payment under any Award shall be treated as a separate payment for purposes of Section 409A of the Code.  In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes nonqualified deferred compensation subject to Section 409A of the Code.  Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Company), amounts that constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code that otherwise would be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service or any earlier date permitted by Section 409A of the Code.  If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.
(b)          Limitation on Dividend Reinvestment and Dividend Equivalents.  Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment, and the payment of Shares with respect to dividends to Participants holding Awards of Restricted Stock Units, shall only be permissible if sufficient Shares are available under Section 3 for such reinvestment or payment (taking into account then-outstanding Awards).  If sufficient Shares are not available for such reinvestment or payment, such reinvestment or payment shall be made in the form of a grant of Restricted Stock Units equal in number to the Shares that would have been obtained by such payment or reinvestment, the terms of which Restricted Stock Units shall provide for settlement in cash and for dividend equivalent reinvestment in further Restricted Stock Units on the terms contemplated by this Section 12(e).  Any dividends or dividend equivalents credited with respect to any Award shall be subject to the same time and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.
(c)          Designation of Death Beneficiary.  The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such eligible Individual, after such Participant’s death, may be exercised.
(d)          Subsidiary Employees.  In the case of a grant of an Award to any employee of a Subsidiary, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of this Plan.  All Shares underlying Awards that are forfeited or canceled revert to the Company.

(a)          Governing Law and Interpretation.  This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws.  The captions of this Plan are not part of the provisions hereof and shall have no force or effect.  Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or.”
(b)          Non-Transferability.  Except as otherwise provided in Sections 5(h) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.
(c)          Unfunded Status of the Plan.  It is intended that this Plan constitute an “unfunded” plan.  Neither the Company nor the Committee shall have any obligation to segregate assets or establish a trust or other arrangements to meet the obligations created under this Plan.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligation created by this Plan and the Award Agreement.  No such obligation shall be deemed to be secured by any pledge or encumbrance on the property of the Company.

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.
WATERSTONE FINANCIAL, INC. c/o Continental Proxy Services – 30th Floor 1 State Street, New York NY 10004
Waterstone Financial, Inc. 11200 West Plank Court, Wauwatosa, WI 53226
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS to be held on May 19, 2020

*Shareholders are cordially invited to attend the Annual Meeting and vote in person. At the meeting, you will need to request a ballot to vote your shares.

Dear Shareholder,

The 2020 Annual Meeting of Shareholders of Waterstone Financial, Inc. will be held at WaterStone Bank SSB, 11200 West Plank Court, Wauwatosa, Wisconsin, on May 19, 2020, at 9:00 AM (Central Time).

Proposals to be considered at the Annual Meeting:
(1)	Electing two directors each to serve for a term expiring in 2023;
(2)	Approving our 2020 Omnibus Equity Incentive Plan as described in the Proxy Statement
(3)	Ratifying the selection of RSM US LLP as Waterstone Financial, Inc.’s independent registered public accounting firm
(4)	Approving an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement; and
(5)	Approving an advisory, non-binding vote with respect to the frequency of voting for our executive compensation

Transacting such other business as may properly come before the 2020 Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” all nominees under Proposal 1, “FOR” Proposals 2, 3, and 4, and “ONE YEAR” for Proposal 5.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.	Vote Your Proxy on the Internet: Go to http://www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares.
CONTROL NUMBER

The Proxy Materials are available for review at:
http://www.cstproxy.com/wsbonline/2020

Waterstone Financial, Inc.
11200 West Plank Court, Wauwatosa, WI 53226

Important Notice Regarding the Availability Of Proxy Materials For the 2020
Annual Meeting of Shareholders to Be Held On May 19, 2020

The following Proxy Materials are available to you to review at:
http://www.cstproxy.com/wsbonline/2020 Included are the Company's:

-	Annual Report for the year ended December 31, 2019
-	2020 Proxy Statement.
-	the Proxy Card.
-	Any amendments to the foregoing materials that are required to be furnished to shareholders.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before May 8, 2020 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE
Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically.  You must reference your company ID., proxy number, and account number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 1-888-221-0691,
or
By logging on to http://www.cstproxy.com/wsbonline/2020
or
By email at:  proxy@continentalstock.com

Please include the company name and your control number in the subject line.

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.
Vote by Internet or Telephone - QUICK * * * EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

WATERSTONE FINANCIAL, INC.
Your phone or Internet vote authorizes the named
proxies to vote your shares in the same manner as if
you marked, signed and returned your proxy card.
Votes submitted electronically over the Internet or
by telephone must be received by 11:59 p.m., Eastern
Time, on May 18, 2020.

INTERNET/MOBILE - www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
PHONE - 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL - Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

● FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ●
PROXY	Please mark your votes like this	☒
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4, AND “ONE YEAR” FOR PROPOSAL 5, AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":
1. Election of Directors	FOR all	WITHOUT AUTHORITY		4. Approving an advisory, non-binding	FOR	AGAINST	ABSTAIN
	Nominees listed to the left	to vote (except as marked to the contrary for all nominees listed to the left)		resolution to approve the executive compensation described in the Proxy	☐	☐	☐
(1) Michael Hansen	☐	☐
(2) Stephen Schmidt				5. Approving an advisory, non-binding vote with respect to the frequency of voting for our executive compensation.	ONE YEAR ☐	TW0 YEARS ☐	THREE YEARS ☐	ABSTAIN ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)				The Board of Directors recommends a vote “FOR” all nominees in proposal 1, “FOR” proposals 2, 3, and 4, AND “ONE YEAR” for proposal 5.

2. Approving our 2020 Omnibus Equity Incentive Plan as described in the Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐	CONTROL NUMBER

3. Ratifying the selection of RSM US LLP as Waterstone Financial, Inc.'s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature, if held jointly	Date	, 2020
 Note:  Please sign exactly as name appears heron.  When shares are held by joint owners, both should sign.  When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 19, 2020

The proxy statement and our 2019 Annual Report to Stockholders are available at http://www.cstproxy.com/wsbonline/2020


● FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ●

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
WATERSTONE FINANCIAL, INC.
The undersigned appoints the Board of Directors of Waterstone Financial, Inc.  (the "Board of Directors"), and each of them, as proxies, each with full powers of substition, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Waterstone Financial, Inc. held of record by the undersigned at the close of business on March 25, 2020, at the Annual Meeting of Stockholders of Waterstone Financial, Inc. to be held on May 19, 2020, at 9:00 AM Central time or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, AND “ONE YEAR” FOR PROPOSAL 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.
Vote by Internet or Telephone - QUICK * * * EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

WATERSTONE FINANCIAL, INC.
Your phone or Internet instruction authorizes the
ESOP Trustee to vote your shares in the same
manner as if you marked, signed and returned
your ESOP Vote Authorization form.  Instructions
submitted electronically over the Internet or by
telephone must be received by 11:59 p.m., Eastern
Time, on May 12, 2020.

INTERNET/MOBILE -
www.cstproxyvote.com
Use the Internet to transmit your voting instructions.
Have your ESOP Vote Authorization Form available when
you access the above website.  Follow the prompts to
vote your shares.

PHONE - 1 (866) 894-0536
Use a touch-tone telephone to transmit your
voting instructions.  Have your ESOP Vote Authorization
Form available when you call.  Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL - Mark, sign and date your ESOP Vote Authorization Form and return it in the postage-paid envelope provided.

● FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ●
ESOP VOTE AUTHORIZATION FORM	Please mark your votes like this	☒
THIS ESOP VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4, AND “ONE YEAR” FOR PROPOSAL 5. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS ESOP VOTE AUTHORIZATION FORM WILL BE VOTED BY THE ESOP TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE ESOP. THIS ESOP VOTE AUTHORIZATION FORM IS SOLICITED BY THE ESOP TRUSTEE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":
1. Election of Directors	FOR all	WITHOUT AUTHORITY		4. Approving an advisory, non-binding	FOR	AGAINST	ABSTAIN
	Nominees listed to the left	to vote (except as marked to the contrary for all nominees listed to the left)		resolution to approve the executive compensation described in the Proxy	☐	☐	☐
(1) Michael Hansen	☐	☐
(2) Stephen Schmidt				5. Approving an advisory, non-binding vote with respect to the frequency of voting for our executive compensation.	ONE YEAR ☐	TW0 YEARS ☐	THREE YEARS ☐	ABSTAIN ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)				The Board of Directors recommends a vote “FOR” all nominees in proposal 1, “FOR” proposals 2, 3, and 4, AND “ONE YEAR” for proposal 5.

2. Approving our 2020 Omnibus Equity Incentive Plan as described in the Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐	CONTROL NUMBER

3. Ratifying the selection of RSM US LLP as Waterstone Financial, Inc.'s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Date	, 2020
 Note:  Please sign exactly as name appears heron.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 19, 2020

The proxy statement and our 2019 Annual Report to Stockholders are available at http://www.cstproxy.com/wsbonline/2020


● FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ●

ESOP VOTE AUTHORIZATION FORM
THIS ESOP VOTE AUTHORIZATION FORM IS SOLICITED BY THE ESOP TRUSTEE
WATERSTONE FINANCIAL, INC.

The ESOP participant signing on the reverse side hereby directs the ESOP Trustee to vote all shares of common stock of Waterstone Financial, Inc., as to which the ESOP participant is entitled to direct the voting at the Annual Meeting of Shareholders, to be held at WaterStone Bank SSB, 11200 West Plank Court, Wauwatosa, Wisconsin at 9:00 AM Central Time, on May 19, 2020. The ESOP Trustee is authorized to cast all votes with respect to the shares held in the ESOP participant account as indicated on the reverse side.

THIS ESOP VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INSTRUCTED. IF NO CONTRARY INSTRUCTION IS MADE, THE ESOP VOTE AUTHORIZATION FORM WILL BE VOTED IN FAVOR OF THE NOMINEES IN PROPOSAL 1 AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, AND “ONE YEAR” FOR PROPOSAL 5.

THE ESOP TRUSTEE WILL VOTE ANY SHARES FOR WHICH IT HAS RECEIVED NO VOTING INSTRUCTIONS AND SHARES WHICH PARTICIPANTS VOTE TO "ABSTAIN" IN THE SAME PROPORTION AS IT VOTES SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS FROM THE PARTICIPANTS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS ESOP VOTE AUTHORIZATION FORM WILL BE VOTED BY THE ESOP TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE ESOP. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

(continued and to be marked, dated and signed, on the other side)

YOUR VOTE IS IMPORTANT.  PLEASE VOTE TODAY.
Vote by Internet or Telephone - QUICK * * * EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

WATERSTONE FINANCIAL, INC.
Your phone or Internet instruction authorizes the
401(k) Trustee to vote your shares in the same
manner as if you marked, signed and returned
your 401(k) Vote Authorization form.  Instructions
submitted electronically over the Internet or by
telephone must be received by11:59 p.m., Eastern
Time, on May 12, 2020.

INTERNET/MOBILE -
www.cstproxyvote.com
Use the Internet to transmit your voting instructions.
Have your 401(k) Vote Authorization Form available when
you access the above website.  Follow the prompts to
vote your shares.

PHONE - 1 (866) 894-0536
Use a touch-tone telephone to transmit your
voting instructions.  Have your 401(k) Vote Authorization
Form available when you call.  Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.	MAIL - Mark, sign and date your 401(k) Vote Authorization Form and return it in the postage-paid envelope provided.

● FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ●
401(k) VOTE AUTHORIZATION FORM	Please mark your votes like this	☒
THIS 401(k) VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ALL NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4, AND “ONE YEAR” FOR PROPOSAL 5. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS 401(k) VOTE AUTHORIZATION FORM WILL BE VOTED BY THE 401(k) TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE 401(k). THIS 401(k) VOTE AUTHORIZATION FORM IS SOLICITED BY THE 401(k) TRUSTEE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR":
1. Election of Directors	FOR all	WITHOUT AUTHORITY		4. Approving an advisory, non-binding	FOR	AGAINST	ABSTAIN
	Nominees listed to the left	to vote (except as marked to the contrary for all nominees listed to the left)		resolution to approve the executive compensation described in the Proxy	☐	☐	☐
(1) Michael Hansen	☐	☐
(2) Stephen Schmidt				5. Approving an advisory, non-binding vote with respect to the frequency of voting for our executive compensation.	ONE YEAR ☐	TW0 YEARS ☐	THREE YEARS ☐	ABSTAIN ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)				The Board of Directors recommends a vote “FOR” all nominees in proposal 1, “FOR” proposals 2, 3, and 4, AND “ONE YEAR” for proposal 5.

2. Approving our 2020 Omnibus Equity Incentive Plan as described in the Proxy Statement.	FOR ☐	AGAINST ☐	ABSTAIN ☐	CONTROL NUMBER

3. Ratifying the selection of RSM US LLP as Waterstone Financial, Inc.'s independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Date	, 2020
 Note:  Please sign exactly as name appears heron.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May 19, 2020

The proxy statement and our 2019 Annual Report to Stockholders are available at http://www.cstproxy.com/wsbonline/2020


● FOLD HERE ● DO NOT SEPARATE ● INSERT IN ENVELOPE PROVIDED ●

401(k) VOTE AUTHORIZATION FORM
THIS 401(k) VOTE AUTHORIZATION FORM IS SOLICITED BY THE 401(k) TRUSTEE
WATERSTONE FINANCIAL, INC.

The 401(k) participant signing on the reverse side hereby directs the 401(k) Trustee to vote all shares of common stock of Waterstone Financial, Inc., as to which the 401(k) participant is entitled to direct the voting at the Annual Meeting of Shareholders, to be held at WaterStone Bank SSB, 11200 West Plank Court, Wauwatosa, Wisconsin at 9:00 AM Central Time, on May 19, 2020. The 401(k) Trustee is authorized to cast all votes with respect to the shares held in the 401(k) participant account as indicated on the reverse side.

THIS 401(k) VOTE AUTHORIZATION FORM WHEN PROPERLY EXECUTED WILL BE VOTED AS INSTRUCTED. IF NO CONTRARY INSTRUCTION IS MADE, THE 401(k) VOTE AUTHORIZATION FORM WILL BE VOTED IN FAVOR OF THE NOMINEES IN PROPOSAL 1, “FOR” PROPOSALS 2, 3, AND 4, AND “ONE YEAR” FOR PROPOSAL 5
THE 401(k) TRUSTEE WILL VOTE ANY SHARES FOR WHICH IT HAS RECEIVED NO VOTING INSTRUCTIONS AND SHARES WHICH PARTICIPANTS VOTE TO "ABSTAIN" IN THE SAME PROPORTION AS IT VOTES SHARES FOR WHICH IT HAS RECEIVED INSTRUCTIONS FROM THE PARTICIPANTS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS 401(k) VOTE AUTHORIZATION FORM WILL BE VOTED BY THE 401(k) TRUSTEE IN THE BEST INTEREST OF PARTICIPANTS AND BENEFICIARIES OF THE 401(k). AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

(continued and to be marked, dated and signed, on the other side)